Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on September 15, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DEERE & COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2382580 (I.R.S. Employer Identification No.)

One John Deere Place
Moline, Illinois 61265-8098
(309) 765-8000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gregory R. Noe
Deere & Company
One John Deere Place
Moline, Illinois 61265
(309) 765-5467
(Name, address, including zip code, and telephone number, including area code, of agent for service)

JOHN DEERE FUNDING S.A.
(Exact name of registrant as specified in its charter)

Luxembourg
(State or other jurisdiction of incorporation or organization)

43, avenue J.F. Kennedy
L-1855 Luxembourg
Grand Duchy of Luxembourg
R.C.S. Luxembourg B101958
+352-26-29-90-351
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

COPIES TO:
Abigail Arms Lisa L. Jacobs Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	Howard G. Godwin, Jr. Edward F. Petrosky Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities, Guaranteed Debt Securities, Warrants to Purchase Debt Securities(2), Preferred Stock, Depositary Shares, Common Stock, Warrants to Purchase Common Stock(2), Currency Warrants(2), Indexed and Other Warrants(2), Stock Purchase Contracts, and Stock Purchase Units	(1)	(1)	(1)	(1)

Guarantees	(3)	(3)	(3)	(3)

Total				$0

(1)
An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Deere & Company is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

(2)
Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

(3)
No separate consideration will be received for the guarantees.

PROSPECTUS

Deere & Company
John Deere Funding S.A.

Debt Securities of Deere & Company
Guaranteed Debt Securities of John Deere Funding S.A.
Warrants to Purchase Debt Securities of Deere & Company
Preferred Stock of Deere & Company
Depositary Shares of Deere & Company
Common Stock of Deere & Company
Warrants to Purchase Common Stock of Deere & Company
Currency Warrants of Deere & Company
Indexed and Other Warrants of Deere & Company
Stock Purchase Contracts of Deere & Company
Stock Purchase Units of Deere & Company

        We will provide the specific terms of these securities in supplements or term sheets to this prospectus. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement or a term sheet.

        Investment in the securities involves certain risks. See "Risk Factors" beginning on page 1 of this prospectus and described in any documents incorporated by reference.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2011.

Prospectus

RISK FACTORS

        Your investment in the securities is subject to certain risks, especially if the securities involve in some way a foreign currency. This prospectus does not describe all of the risks of an investment in the securities, whether arising because the securities are payable in a currency other than U.S. dollars or because the return on the securities is linked to one or more interest rates or currency indices or formulas. You should consult your own financial and legal advisors about the risks entailed by an investment in the securities and the suitability of your investment in the securities in light of your particular circumstances. Foreign currency securities or currency indexed securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions or transactions involving the type of index or formula used to determine amounts payable. Non-U.S. residents should consult their own legal and financial advisors with regard to these matters. You should also consider carefully the matters described below, as well as the other factors described in Deere & Company's Safe Harbor Statements and under "Risk Factors" included in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the "SEC"). In this prospectus, unless the context otherwise requires, we will use the terms "we," "our," "ourselves" and "us" to mean each of Deere & Company and John Deere Funding S.A., as applicable, as issuers of the securities described herein.

Exchange Rates and Exchange Controls May Adversely Affect Your Foreign Currency Securities or Currency Indexed Securities

        If you invest in foreign currency securities or currency indexed securities, there will be significant risks not associated with investments in debt instruments denominated in U.S. dollars or U.S. dollar based indices. These risks include the possibility of significant changes in the rate of exchange between the U.S. dollar and your payment or indexed currency and the imposition or modification of foreign exchange controls by either the United States or the applicable foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the applicable currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies have been volatile and this volatility may continue in the future. Past fluctuations in any particular exchange rate are not necessarily indicative, however, of fluctuations that may occur in the future. Fluctuations in exchange rates against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent yield of your foreign currency securities or currency indexed securities, in the U.S. dollar-equivalent value of the principal or any premium payable at maturity of your securities and, generally, in the U.S. dollar-equivalent market value of your securities. The currency risks with respect to your foreign currency securities or currency indexed securities may be further described in the applicable prospectus supplement or term sheet.

        Foreign exchange rates can either float or be fixed by sovereign governments. Governments, however, often do not voluntarily allow their currencies to float freely in response to economic forces. Instead, governments use a variety of techniques, such as intervention by that country's central bank, or the imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by the devaluation or revaluation of a currency. Thus, an important risk in purchasing foreign currency securities or currency indexed securities for U.S. dollar based investors is that their U.S. dollar-equivalent yields could be affected by governmental actions that could change or interfere with currency valuation that was previously freely determined, fluctuations in response to other market forces and the movement of currencies across borders. There will be no adjustment or change in the terms of the foreign currency securities or currency indexed securities if exchange rates become fixed, or if any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes occur, or other developments affecting the U.S. dollar or any applicable currency occur.

        The paying agent will make all calculations relating to your foreign currency securities or currency indexed securities. All of these determinations will, in the absence of clear error, be binding on holders of the securities.

        Any prospectus supplement or term sheet relating to securities with an applicable currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls.

There May Be Risks Associated with Foreign Currency Judgments

        The indentures and the securities referred to in this prospectus will be, except to the extent described in a prospectus supplement or term sheet, governed by, and construed in accordance with, the laws of the State of New York. An action based upon an obligation payable in a currency other than U.S. dollars may be brought in courts in the United States. However, courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than U.S. dollars. In addition, it is not clear whether, in granting a judgment, the rate of conversion would be determined with reference to the date of default, the date judgment is rendered or any other date. The Judiciary Law of the State of New York provides, however, that an action based upon an obligation payable in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at a rate of exchange prevailing on the date the judgment or decree is entered. In these cases, holders of foreign currency securities would bear the risk of exchange rate fluctuations between the time the amount of judgment is calculated and the time the foreign currency was converted into U.S. dollars and paid to the holders.

        You should consult your own financial and legal advisors as to the risks entailed by an investment in foreign currency securities. These securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Securities Indexed to Interest Rate, Currency or Other Indices or Formulas May Have Risks Not Associated with a Conventional Debt Security

        If you invest in securities indexed to one or more interest rates, currencies or other indices or formulas, you will be subject to significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the particular indices or formulas and the possibility that you will receive a lower, or no, amount of principal, premium or interest and at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the securities contains a multiplier or leverage factor, the effect of any change in the particular index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Credit Ratings May Not Reflect All Risks of an Investment in the Securities

        The credit ratings on the securities may not reflect the potential impact of all risks related to structure and other factors on the value of the securities. In addition, real or anticipated changes in our credit ratings will generally affect the market value of the securities.

        For additional information about Deere & Company's credit ratings see Deere & Company's most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Enforcement of Liabilities With Respect to John Deere Funding S.A.

        John Deere Funding S.A. is a subsidiary of Deere & Company incorporated under the laws of the Grand Duchy of Luxembourg. One or more directors of John Deere Funding S.A. reside outside the United States. All or a substantial portion of the assets of these persons, as well as John Deere Funding S.A., are located outside the United States. John Deere Funding S.A. does not conduct business in the United States, and it is the position of John Deere Funding S.A. that (except as provided below) it is not subject to service of process in the United States. As a result, it may not be possible for investors in the guaranteed debt securities to effect service of process within the United States upon such persons or to enforce against such persons or John Deere Funding S.A. judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. John Deere Funding S.A. has, however, consented to service of process in the United States with respect to any action that may be brought in connection with the guaranteed debt securities or the guaranteed debt indenture. John Deere Funding S.A. has been advised by Luxembourg counsel that there is no treaty regarding the recognition and enforcement of judicial decisions between the United States and Luxembourg. As a result, a final judgment obtained in the courts of New York against John Deere Funding S.A. or Deere & Company will be recognized and enforced by the courts of Luxembourg in accordance with general provisions of Luxembourg procedural law for the enforcement of foreign judgments originating from countries which are not bound by the EC Regulation 44/2001 or which are not signatories to the Brussels or the Lugano Convention. Pursuant to such rules, an enforceable judgment rendered by any New York court based on contract would not be directly enforceable in Luxembourg. However, a party who obtains a judgment in a New York court may initiate enforcement proceedings in Luxembourg ("exequatur"), by requesting enforcement of the New York judgment from the District Court ("Tribunal d'Arrondissement"), pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The District Court will authorize the enforcement in Luxembourg of the New York judgment, without re-examination of the merits, subject to the satisfaction of certain conditions.

WHERE YOU CAN FIND MORE INFORMATION

        Deere & Company files annual, quarterly and current reports and other information with the SEC. All references to "we" or "us" in this section refer only to Deere & Company. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Deere & Company's common stock is listed on the New York Stock Exchange and information about us also is available at this location.

        The SEC allows us to "incorporate by reference" the information Deere & Company files with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.

  •
  Deere & Company's Annual Report on Form 10-K for the year ended October 31, 2010.

  •
  Deere & Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2011, April 30, 2011 and July 31, 2011.

  •
  Deere & Company's Current Reports on Form 8-K dated November 24, 2010 (Items 8.01 and 9.01), December 1, 2010, February 16, 2011 (Items 8.01 and 9.01), February 23, 2011, May 18, 2011 (Items 8.01 and 9.01), May 24, 2011 and August 17, 2011 (Items 8.01 and 9.01).

        You may obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Deere & Company
One John Deere Place
Moline, Illinois 61265
Attn: Corporate Secretary
(309) 765-5467

 DEERE & COMPANY

        Deere & Company and its subsidiaries (collectively, "John Deere") have operations that are categorized into three major business segments:

        The agricultural and turf segment manufactures and distributes a full line of farm and turf care equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

        The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

        The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

        The financial services segment includes the operations of John Deere Capital Corporation, John Deere Financial Services, Inc., John Deere Credit Inc. (Canada), Banco John Deere, S.A. (Brazil), John Deere Credit Oy (Finland), John Deere Finance Lease Co., Ltd. (China), John Deere Financial (Russia) and John Deere Risk Protection, Inc., and primarily finances sales and leases by John Deere dealers of new and used agriculture and turf and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers credit enhanced international export financing, offers crop risk mitigation products and offers extended warranty policies.

JOHN DEERE FUNDING S.A.

        John Deere Funding S.A. is a subsidiary of Deere & Company, and its primary corporate purpose is to raise capital to fund the operations of Deere & Company and its subsidiaries and affiliates. John Deere Funding S.A. was incorporated as a société anonyme under Luxembourg law by a notarial deed dated July 8, 2004 (published in Mémorial C No. 980 on October 2, 2004, p. 47008) whose Articles of Association have been amended twice until the date hereof (published in Mémorial C No. 2628 on October 28, 2008, p. 126098 and in Mémorial C No. 1356 on July 14, 2009, p. 65053) and is registered with the Register of Commerce and Companies of Luxembourg under the number B. 101958. Deere & Company owns substantially all of the capital stock of John Deere Funding S.A. John Deere Funding S.A.'s registered office is at 43, avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg.

 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement or term sheet, Deere & Company will add the net proceeds from the sale of the securities under this prospectus to its general funds and will use them for working capital and other general corporate purposes. The net proceeds may be applied initially to the reduction of short-term indebtedness.

        John Deere Funding S.A. currently expects it will lend the net proceeds from the sale of any guaranteed debt securities offered by it to Deere & Company and its subsidiaries and affiliates to be used for similar purposes.

 PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that Deere & Company filed with the SEC as a "well-known seasoned issuer," as defined in Rule 405 under the Securities Act of 1933, as amended (the "Act"). Under the automatic shelf process, Deere & Company or John Deere Funding S.A., as applicable, may sell any combination of the following securities in one or more offerings:

  •
  unsecured debt securities ("debt securities") of Deere & Company, which may be either senior (the "senior securities") or subordinated (the "subordinated securities");

  •
  unsecured senior debt securities issued by John Deere Funding S.A. and fully and unconditionally guaranteed by Deere & Company (the "guaranteed debt securities");

  •
  warrants to purchase debt securities of Deere & Company ("debt warrants");

  •
  shares of preferred stock of Deere & Company ("preferred stock");

  •
  depositary shares representing interests in shares of preferred stock of Deere & Company;

  •
  shares of common stock of Deere & Company (the "common stock");

  •
  warrants to purchase common stock of Deere and Company;

  •
  currency warrants of Deere & Company;

  •
  indexed and other warrants of Deere & Company; and

  •
  stock purchase contracts and stock purchase units of Deere & Company.

The terms of the securities will be determined at the time of offering.

        Unless the context otherwise requires, we will refer to the debt securities to be issued by Deere & Company and the guaranteed debt securities to be issued by John Deere Funding S.A. collectively as the "debt securities." We will refer to the debt securities, debt warrants, preferred stock, depositary shares, common stock, warrants to purchase common stock, currency warrants, indexed warrants and other warrants, stock purchase contracts, stock purchase units or any combination of those securities, proposed to be sold under this prospectus and an accompanying prospectus supplement or term sheet, as the "offered securities." The offered securities, together with any debt securities, preferred stock, common stock or other securities issuable upon exercise of warrants or conversion or exchange of other offered securities, will be referred to as the "securities."

        We may also add to and offer additional securities, including securities to be sold by selling security holders, by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement or term sheet. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or term sheet, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

 PROSPECTUS SUPPLEMENT OR TERM SHEET

        This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement or term sheet. You should read both this prospectus and any prospectus supplement or term sheet together with the additional information described under the heading "Where You Can Find More Information."

        The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these securities.

        For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement or term sheet that contradicts information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under "Events of Default—Remedies if an Event of Default Occurs." Second, the trustee performs certain administrative duties for us.

        Senior and subordinated securities will be issued by Deere & Company under an indenture dated as of September 25, 2008, as supplemented from time to time (the "Deere indenture"), between Deere & Company and The Bank of New York Mellon, trustee (the "trustee"). Guaranteed debt securities will be issued by John Deere Funding S.A. under an indenture, dated as of September 25, 2008, as supplemented from time to time (the "guaranteed debt indenture"), among John Deere Funding S.A., Deere & Company, as guarantor, and The Bank of New York Mellon, trustee (the "guaranteed debt trustee").

        The term "trustee" refers to the trustee or the guaranteed debt trustee, as appropriate. We will refer to the Deere indenture and the guaranteed debt indenture together as the "indentures." The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA").

        Because this section is a summary, it does not describe every aspect of the debt securities and the indentures. We urge you to read the indenture that governs your debt securities because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. The form of each indenture is filed as an exhibit to this registration statement.

General

        Each series of debt securities will be unsecured obligations of Deere & Company or John Deere Funding S.A., as applicable. The senior securities and the guaranteed debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Deere & Company or John Deere Funding S.A., as applicable. The subordinated securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of Deere & Company as described under "—Provisions Applicable to the Deere Indenture—Subordination."

        Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement or term sheet ("offered debt securities") and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), as well as other unsecured debt securities, may be issued under that indenture in one or more series.

        You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

  •
  The title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Deere & Company or guaranteed debt securities of John Deere Funding S.A.

  •
  The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

  •
  If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

  •
  The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

  •
  The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

  •
  Any optional redemption provisions.

  •
  Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

  •
  The form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether there is the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and vice versa (if permitted by applicable laws and regulations).

  •
  If other than U.S. dollars, the currency or currencies of the debt securities.

  •
  Whether the amount of payments of principal of, premium, if any, or interest on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

  •
  The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

  •
  If other than denominations of $1,000 or any integral multiple in the case of registered securities issued in certificated form and $5,000 in the case of non-registered securities issued in bearer form, the denominations in which the offered debt securities will be issued.

  •
  The applicability of the provisions of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of these provisions.

  •
  Whether and under what circumstances we will pay additional amounts, as contemplated by the applicable indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option).

  •
  Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

  •
  Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

  •
  Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

  •
  Any other material terms of the debt securities.

        For purposes of this prospectus, any reference to the payment of principal of, premium, if any, or interest on debt securities will include additional amounts if required by the terms of the debt securities.

        Neither indenture limits the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under each of the Deere indenture or the guaranteed debt indenture, when a single trustee is acting for all debt securities issued under each of the Deere indenture or the guaranteed debt indenture, are called the "indenture securities." Each indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "—Resignation of Trustee" below. At a time when two or more trustees are acting under either indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under either indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under either indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

        We refer you to the prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars. For further information regarding Foreign Currency Notes (as defined below), see "Risk Factors" and "Special Provisions Relating to Foreign Currency Notes."

        Payment of the purchase price of the debt securities must be made in immediately available funds.

        As used in this prospectus, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to Foreign Currency Notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency; and provided further that, with respect to debt securities as to which LIBOR is an applicable interest rate basis, the day is also a London Business

Day. For debt securities denominated in euro, the term Business Day means any day that is not a Saturday or Sunday, and is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer System ("TARGET") is operating, which we will refer to as a "TARGET Business Day."

        "Foreign Currency Notes" means debt securities denominated or payable in a specified currency other than U.S. dollars.

        "London Business Day" means a day on which commercial banks are open for business (including dealings in the designated LIBOR Currency) in London.

        "Principal Financial Center" means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR Currency relates, as applicable, except that the term "Principal Financial Center" means the following cities in the case of the following currencies:

Currency	Principal Financial Center
U.S. dollars	The City of New York
Australian dollars	Sydney
Canadian dollars	Toronto
New Zealand dollars	Auckland
South African rand	Johannesburg
Swiss francs	Zurich

and in the event the LIBOR Currency is euro, the "Principal Financial Center" is London.

        The authorized denominations of debt securities denominated in U.S. dollars will be integral multiples of $1,000. The authorized denominations of Foreign Currency Notes will be set forth in the applicable prospectus supplement or term sheet.

Provisions Applicable to the Deere Indenture

        If the debt securities to be offered are subordinated, unless otherwise or more fully described in the related prospectus supplement or term sheet, the following provisions will apply.

Subordination

        Upon any distribution of Deere & Company's assets upon its dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on the subordinated securities is to be subordinated to the extent provided in the Deere indenture in right of payment to the prior payment in full of all Senior Indebtedness, but Deere & Company's obligation to make payment of the principal of, premium, if any, and interest on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal of, premium, if any, sinking fund or interest may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal of, premium, if any, sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

        In the event that, notwithstanding the foregoing, any payment by Deere & Company is received by the trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by Deere & Company, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

        By reason of this subordination, in the event of a distribution of Deere & Company's assets upon its insolvency, certain of Deere & Company's general creditors may recover more, ratably, than holders of the subordinated securities. The Deere indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the Deere indenture.

        Senior Indebtedness is defined in the Deere indenture as the principal of, premium, if any, and interest on:

  •
  Deere & Company's indebtedness (including indebtedness of others guaranteed by Deere & Company), whenever created, incurred, assumed or guaranteed, for money borrowed other than the subordinated securities issued under the Deere indenture, unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated securities, and

  •
  renewals, extensions, modifications and refundings of any of this indebtedness.

        If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or term sheet will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Provisions Applicable to the Guaranteed Debt Indenture

Full and Unconditional Guarantee by Deere & Company of John Deere Funding S.A. Debt Securities

        All guaranteed debt securities issued by John Deere Funding S.A. will be fully and unconditionally guaranteed under a guarantee by Deere & Company of the payment of principal of, premium, if any, and interest on and "additional amounts" with respect to these debt securities when due, whether at maturity or otherwise. For a discussion of the payment of "additional amounts," please see "—Payment of Additional Amounts with Respect to the Guaranteed Debt Securities" below. Under the terms of the full and unconditional guarantee, holders of the guaranteed debt securities will not be required to exercise their remedies against John Deere Funding S.A. before they proceed directly against Deere & Company.

Payment of Additional Amounts with Respect to the Guaranteed Debt Securities

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, all amounts of principal of, premium, if any, and interest on any guaranteed debt securities will be paid by John Deere Funding S.A. without deduction or withholding for any taxes, duties, assessments or other charges imposed by the government of Luxembourg, or the government of any jurisdiction in which a successor to John Deere Funding S.A. is organized. If deduction or withholding of any of these charges is required by Luxembourg, or by a jurisdiction in which a successor to John Deere Funding S.A. is organized, John Deere Funding S.A. will pay as additional interest any additional amounts necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding. However, these "additional amounts" will not include:

  •
  the amount of any tax, duty, assessment or other governmental charge imposed by any unit of the federal or a state government of the United States;

  •
  the amount of any tax, duty, assessment or other governmental charge that is only payable because either:

  •
  a present or former connection exists between the holder, or a third party on behalf of a holder, by reason of its (or a fiduciary, settlor, member or shareholder, beneficiary of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) having some present or former connection with Luxembourg (including being or having been a citizen or resident of Luxembourg or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein) other than the mere holding of such guaranteed debt security; or

    •
    the holder presented the guaranteed debt security for payment more than 30 days after the date on which the relevant payment became due or was provided for, whichever is later;

  •
  the amount of any tax, duty, assessment or other governmental charge that is payable other than by deduction or withholding from a payment on the guaranteed debt securities;

  •
  any amount of any tax, duty, assessment or other charge required to be withheld by a paying agent from a payment on a guaranteed debt security, if such payment can be made without such withholding by any other paying agent;

  •
  any amount of any tax, duty, assessment or other charge that would not have been withheld or otherwise imposed or deducted but for a failure of a beneficial owner or other holder of a guaranteed debt security to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States or Luxembourg of the holder or beneficial owner of the guaranteed debt security if such compliance is required by statute or regulation of the United States or Luxembourg as a precondition to relief or exemption from withholding or deduction of all or part of such tax, duty, assessment or other charge;

  •
  any withholding or deduction which has been imposed on a payment to an individual or a residual entity within the meaning of the European Council Directive 2003/48/EC and is required to be made pursuant to (i) the European Council Directive 2003/48/EC on the taxation of savings income or any other Directive implementing the agreement reached by the ECOFIN Council meeting on November 26-27, 2000, December 13, 2001 and January 21, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive, (ii) the Luxembourg law dated December 23, 2005 introducing a 10 percent final withholding tax on Luxembourg resident individuals, or (iii) the agreements on savings income concluded by the State of Luxembourg with several dependant or associated territories of the European Union (being Jersey, Guernsey, the Isle of Man, the British Virgin Islands, Montserrat, the Dutch Antilles and Aruba);

  •
  the amount of any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge; or

  •
  any combination of the taxes, duties, assessments or other governmental charges described above.

        Additionally, additional amounts shall not be paid with respect to any payment in respect of any guaranteed debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Luxembourg (or any political subdivision or taxing authority thereof or therein) (or in the case of a successor person to John Deere Funding S.A. of the jurisdiction in which such successor person is organized or any political subdivision or tax authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such guaranteed debt security.

        The prospectus supplement or term sheet will describe any additional circumstances under which additional amounts will not be paid with respect to guaranteed debt securities.

Optional Tax Redemption

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, except in the case of guaranteed debt securities that have a variable rate of interest and that may be redeemed on any interest payment date, John Deere Funding S.A. may redeem each series of guaranteed debt securities at its option in whole but not in part at any time, if:

  •
  John Deere Funding S.A. would be required to pay additional amounts, as a result of any change in the tax laws of the United States or Luxembourg, or any jurisdiction in which a successor to John Deere Funding S.A. is organized, that becomes effective on or after the date of issuance of that series, as explained above under "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities," or

  •
  as a result of any change in any treaty affecting taxation to which Luxembourg, or any jurisdiction in which a successor to John Deere Funding S.A. is organized, is a party that becomes effective on or after a date on which Deere & Company or an affiliate or subsidiary thereof borrows money from John Deere Funding S.A., Deere & Company or such affiliate or subsidiary thereof would be required to deduct or withhold tax on any payment to John Deere Funding S.A. to enable it to make any payment of principal, premium, if any, or interest.

        Except in the case of outstanding original issue discount guaranteed debt securities, which may be redeemed at the redemption price specified by the terms of that series of guaranteed debt securities, the redemption price will be equal to the principal amount plus accrued interest to the date of redemption.

        In both of these cases, however, we will not be permitted to redeem a series of guaranteed debt securities if we can avoid either the payment of additional amounts, or deductions or withholding, as the case may be, by using reasonable commercial measures available to us.

Provisions Applicable to Both of the Indentures

Issuance of Securities in Registered Form

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry only form or in "certificated" form. Debt securities issued in book-entry only form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities. The trustee shall maintain a register of the securities that are issued at its offices. A duplicate register of the trustee's register for the guaranteed debt securities will be maintained by John Deere Funding S.A. at its registered office and shall be amended or updated each time the register maintained by the trustee is amended or updated. In case of discrepancy between the two registers, the register held at the registered office of John Deere Funding S.A. shall prevail.

        We also will have the option of issuing debt securities in non-registered form as bearer securities if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement or term sheet will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement or term sheet will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable United States federal tax law requirements.

        Book-Entry Holders.    We will issue registered debt securities in book-entry only form, unless we specify otherwise in the applicable prospectus supplement or term sheet. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

        Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        Street Name Holders.    In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name." Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

        Legal Holders.    Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry only form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holder's consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry only form, how the depositary's rules and procedures will affect these matters.

Global Securities

        What is a Global Security?    As noted above, we usually will issue debt securities as registered securities in book-entry only form. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security issued in book-entry only form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement or term sheet, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry only form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        Special Considerations for Global Securities.    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Issuance of Securities in Registered Form" above.

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry only form.

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

  •
  If less than all the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

  •
  An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC's records, to the applicable trustee.

  •
  DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Special Situations When a Global Security Will Be Terminated.    In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under "Issuance of Securities in Registered Form" above.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

  •
  if we notify the trustee that we wish to terminate that global security (subject to DTC's procedures); or

  •
  if an Event of Default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default."

        The prospectus supplement or term sheet may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement or term sheet. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

        We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

        Except as set forth in the indentures and as described below under "—Defeasance—Covenant Defeasance" and "—Defeasance—Full Defeasance," upon deposit of payment in full with the trustee or paying agent for the benefit of the holders of such securities, our payment obligations with respect to the debt securities of such series are extinguished, regardless of whether the trustee's or paying agent's payment to holders is thereafter prohibited or otherwise restricted.

        Payments on Global Securities.    We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "What Is a Global Security?"

        Payments on Certificated Securities.    We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an Interest Payment Date by check mailed on the interest payment date to the holder at his or her address shown on the applicable trustee's records as of the close of business on the Regular Record Date (defined below). We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or term sheet or in a notice to holders, against surrender of the debt security.

        Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in The City of New York on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an Interest Payment Date, the instructions must be given by the person who is the holder on the relevant Regular Record Date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

        Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments made on the next Business Day in this situation will be treated under the indentures as if they were made on the original due date, except as otherwise indicated in the attached prospectus supplement or term sheet. Such payment will not result in a default under any debt security or indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a Business Day.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Optional Redemption, Repayment and Repurchase

        The prospectus supplement or term sheet for a debt security will indicate whether Deere & Company or John Deere Funding S.A. will have the option to redeem the debt security issued by it before the Stated Maturity and the price and date(s) or period(s) on which or during which redemption may occur. If we are allowed to redeem a debt security, we may exercise the option by notifying the trustee and the paying agent at least 60 days prior to the redemption date. At least 30 but not more than 60 days before the redemption date, the trustee will mail notice or cause the paying agent to mail notice of redemption to the holders. If a debt security is only redeemed in part, we will issue a new debt security or debt securities for the unredeemed portion.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, any right granted to John Deere Funding S.A. to optionally redeem a debt security issued by it will be in addition to its right to redeem a debt security in the event certain tax events occur, to the extent set forth above under "—Optional Tax Redemption."

        The prospectus supplement or term sheet relating to a debt security will also indicate whether you will have the option to elect repayment by the applicable issuer prior to the stated maturity and the price and the date(s) or period(s) on which or during which repayment may occur.

        For a debt security to be repaid at your election, we must receive, at least 30 but not more than 45 days prior to an optional repayment date, if, in certificated form, such debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed. You may also send the paying agent a facsimile or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority ("FINRA") or a commercial bank or trust company in the United States describing the particulars of the repayment, including a guarantee that the debt security and the form entitled "Option to Elect Repayment" will be received by the paying agent no later than five Business Days after such facsimile or letter. If you present a debt security for repayment, such act will be irrevocable. You may exercise the repayment option for less than the entire principal of the debt security, provided the remaining principal outstanding is an authorized denomination. If you elect partial repayment, your debt security will be cancelled, and we will issue a new debt security or debt securities for the remaining amount.

        DTC or its nominee will be the holder of each global security and will be the only party that can exercise a right of repayment. If you are a beneficial owner of a global security and you want to exercise your right of repayment, you must instruct your broker or indirect participant through which you hold your interest to notify DTC. You should consult your broker or such indirect participant to discuss the appropriate cut-off times and any other requirements for giving this instruction. The giving of any such instruction will be irrevocable.

        Regardless of anything in this prospectus, if a debt security is an original issue discount debt security ("OID Note") (other than an Indexed Note, as defined below), the amount payable in the event of redemption or repayment prior to its stated maturity will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of an OID Note will be equal to (i) the issue price specified in the applicable prospectus supplement or term sheet plus (ii) that portion of the difference between the issue price and the principal amount of the debt security that has accrued at the yield to maturity described in the prospectus supplement or term sheet (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date. However, in no case will the amortized face amount of an OID Note exceed its principal amount.

        We may at any time purchase debt securities at any price in the open market or otherwise. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Conversion and Exchange

        If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement or term sheet will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Interest and Interest Rates

  General

        Each debt security will begin to accrue interest from the date it is originally issued or from a specified date. The related prospectus supplement or term sheet will specify each debt security as a Fixed Rate Note, a Floating Rate Note, an Amortizing Note or an Indexed Note and set forth the interest rate or describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. For an Indexed Note, the related prospectus supplement or term sheet also will describe the method for the calculation and payment of principal and interest. The prospectus supplement or term sheet for a Floating Rate Note or Indexed Note may also specify a maximum and a minimum interest rate.

        A debt security may be issued as a Fixed Rate Note or a Floating Rate Note or as a Note that combines fixed and floating rate terms.

        Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last Interest Payment Date, as the case may be, to but excluding the applicable Interest Payment Date (as defined below) or the Maturity Date (as defined below), as the case may be.

        Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto at the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose in The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

  Fixed Rate Notes

        The prospectus supplement or term sheet for debt securities with a fixed interest rate ("Fixed Rate Notes") will specify a fixed interest rate payable semiannually in arrears on dates specified in such prospectus supplement or term sheet (each, with respect to Fixed Rate Notes, an "Interest Payment Date"). Unless otherwise specified in a prospectus supplement or term sheet, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, any redemption date or any repayment date (together referred to as the "Maturity Date") or an Interest Payment Date for any Fixed Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date or Interest Payment Date on the payment so deferred. Interest on Fixed Rate Notes will be paid to holders of record as of each Regular Record Date. Unless otherwise specified in a prospectus supplement or term sheet, a "Regular Record Date" will be the fifteenth calendar day (whether or not a Business Day) preceding the applicable Interest Payment Date.

  Original Issue Discount Notes

        We may issue OID Notes (including zero coupon debt securities), which are debt securities issued at a discount from the principal amount payable on the Maturity Date. There may not be any periodic interest payments on OID Notes. For OID Notes, interest normally accrues during the life of the Note and is paid on the Maturity Date. Upon a redemption, repayment or acceleration of the maturity of an OID Note, the amount payable will be determined as set forth under "—Optional Redemption, Repayment and Repurchase." This amount normally is less than the amount payable on the stated maturity date.

  Amortizing Notes

        We may issue amortizing debt securities, which are Fixed Rate Notes for which combined principal and interest payments are made in installments over the life of each debt security ("Amortizing Notes"). Payments on Amortizing Notes are applied first to interest due and then to the reduction of the unpaid principal amount. The related prospectus supplement or term sheet for an Amortizing Note will include a table setting forth repayment information.

  Floating Rate Notes

        Each debt security whose interest is determined by reference to an interest rate basis or formula is referred to herein as a "Floating Rate Note." That basis or formula may be based on:

  •
  the CD Rate;

  •
  the Commercial Paper Rate;

  •
  LIBOR;

  •
  EURIBOR;

  •
  the Federal Funds Rate;

  •
  the Prime Rate;

  •
  the Treasury Rate;

  •
  the CMT Rate;

  •
  the Eleventh District Cost of Funds Rate; or

  •
  another negotiated interest rate basis or formula.

        The prospectus supplement or term sheet will also indicate any Spread and/or Spread Multiplier, which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

        We will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless we identify a different party in the prospectus supplement or term sheet, the paying agent will be the calculation agent for each Note.

        Unless otherwise specified in a prospectus supplement or term sheet, the "Calculation Date," if applicable, relating to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the relevant Interest Payment Date or the Maturity Date, as the case may be.

        Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, when available, the interest rate that will become effective on the next Interest Reset Date (as defined below) for the Floating Rate Note.

        Change of Interest Rate.    The interest rate on each Floating Rate Note may be reset daily, weekly, monthly, quarterly, semiannually, annually or on some other specified basis. This period is an "Interest Reset Period" and the first day of each Interest Reset Period is an "Interest Reset Date." Unless otherwise specified in a prospectus supplement or term sheet, the Interest Reset Date will be:

  •
  for Notes with interest that resets daily, each Business Day;

  •
  for Notes (other than Treasury Rate Notes) with interest that resets weekly, Wednesday of each week;

  •
  for Treasury Rate Notes with interest that resets weekly, Tuesday of each week;

  •
  for Notes with interest that resets monthly, the third Wednesday of each month;

  •
  for Notes with interest that resets quarterly, the third Wednesday of March, June, September and December of each year;

  •
  for Notes with interest that resets semiannually, the third Wednesday of each of the two months of each year indicated in the applicable prospectus supplement or term sheet; and

  •
  for Notes with interest that resets annually, the third Wednesday of the month of each year indicated in the applicable prospectus supplement or term sheet.

        The related prospectus supplement or term sheet will describe the initial interest rate or interest rate formula on each Note. That rate will be effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the following Interest Reset Date. If any Interest Reset Date is not a Business Day, then the Interest Reset Date is postponed to the next Business Day, except, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Reset Date is the immediately preceding Business Day.

        Date Interest Rate Is Determined.    The Interest Determination Date for all CD and CMT Rate Notes is the second Business Day before the Interest Reset Date and for all LIBOR Notes will be the second London Business Day immediately preceding the applicable Interest Reset Date (unless the LIBOR Currency is Sterling, in which case the Interest Determination Date will be the Interest Reset Date).

        The Interest Determination Date for EURIBOR Notes will be the second TARGET Business Day immediately preceding the applicable Interest Reset Date.

        The Interest Determination Date for Treasury Rate Notes will be the day of the week in which the Interest Reset Date falls on which Treasury bills of the Index Maturity are normally auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on Tuesday. Sometimes, the auction is held on the preceding Friday. If an auction is held on the preceding Friday, that day will be the Interest Determination Date relating to the Interest Reset Date occurring in the next week.

        The Interest Determination Date for all Commercial Paper Rate, Federal Funds Rate and Prime Rate Notes will be the first Business Day preceding the Interest Reset Date.

        The Interest Determination Date for an Eleventh District Cost of Funds Rate Note is the last Business Day of the month immediately preceding the applicable Interest Reset Date in which the Federal Home Loan Bank of San Francisco published the applicable rate.

        The Interest Determination Date relating to a Floating Rate Note with an interest rate that is determined by reference to two or more interest rate bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for each interest rate for the applicable Floating Rate Note on which each interest rate basis is determinable.

        Payment of Interest.    Unless otherwise specified in a prospectus supplement or term sheet, interest is paid as follows:

  •
  for Notes with interest that resets daily, weekly or monthly, on the third Wednesday of each month;

  •
  for Notes with interest payable quarterly, on the third Wednesday of March, June, September, and December of each year;

  •
  for Notes with interest payable semiannually, on the third Wednesday of each of the two months specified in the applicable prospectus supplement or term sheet;

  •
  for Notes with interest payable annually, on the third Wednesday of the month specified in the applicable prospectus supplement or term sheet (each of the above, with respect to Floating Rate Notes, an "Interest Payment Date"); and

  •
  at maturity, redemption or repayment.

        Interest on a Floating Rate Note will be payable beginning on the first Interest Payment Date after its issue date to holders of record at the close of business on each Regular Record Date, which is the fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date, unless the issue date falls after a Regular Record Date and on or prior to the related Interest Payment Date, in which case payment will be made to holders of record at the close of business on the Regular Record Date next preceding the second Interest Payment Date following the issue date. If an Interest Payment Date (but not the Maturity Date) is not a Business Day then the Interest Payment Date will be postponed to the next Business Day. However, in the case of LIBOR and EURIBOR Notes, if the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date of any Floating Rate Note is not a Business Day, principal of, premium, if any, and interest on that Note will be paid on the next Business Day, and no interest will accrue from and after the Maturity Date on the payment so deferred.

        Accrued interest on a Floating Rate Note is calculated by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by (1) the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes, or (2) 360, in the case of other Floating Rate Notes. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more interest rate bases will be calculated in each period in the same manner as if only one of the applicable interest rate bases applied. All percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).

        CD Rate Notes.    The "CD Rate" for any Interest Determination Date is the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, for that Interest Determination Date under the heading "CDs (secondary market)." The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related interest rate basis or formula will be calculated.

        The following procedures will be followed if the CD Rate cannot be determined as described above:

  •
  If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on that Interest Determination Date for negotiable U.S. dollar certificates of deposit of the Index Maturity described in the prospectus supplement or term sheet as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)."

  •
  If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date, quoted by three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in New York City (which may include an agent or underwriter or its affiliates) for negotiable U.S. dollar certificates of deposit of major United States money-center banks with a remaining maturity closest to the Index Maturity in an amount that is representative for a single transaction in the market at that time described in the prospectus supplement or term sheet. The calculation agent will select the three dealers referred to above (after consultation with us).

  •
  If fewer than three dealers are quoting as mentioned above, the CD Rate will remain the CD Rate then in effect on that Interest Determination Date.

        "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        Commercial Paper Rate Notes.    The "Commercial Paper Rate" for any Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity described in the related prospectus supplement or term sheet, as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Commercial Paper—Nonfinancial."

        The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

  •
  If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet, as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper—Nonfinancial."

  •
  If that rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of U.S. dollar commercial paper in New York City (which may include an agent or underwriter or its affiliates) as of 11:00 a.m., New York City time, on that Interest Determination Date for commercial paper having the Index Maturity described in the prospectus supplement or term sheet placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization. The calculation agent will select the three dealers referred to above (after consultation with us).

  •
  If fewer than three dealers selected by the calculation agent are quoting as mentioned above, the Commercial Paper Rate will remain the Commercial Paper Rate then in effect on that Interest Determination Date.

        "Money Market Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield	=	D × 360 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the reset period for which interest is being calculated.

        LIBOR Notes.    The "LIBOR" for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified in such prospectus supplement or term sheet as such rate is displayed on Reuters (or any successor service) on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) ("Reuters Page LIBOR01") as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.

        The following procedure will be followed if LIBOR cannot be determined as described above:

  •
  The calculation agent shall request the principal London offices of each of four major reference banks (which may include an agent or underwriter or its affiliates) in the London interbank market, as selected by the calculation agent (after consultation with us) to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center (as described above), on such LIBOR Interest Determination Date by three major banks (which may include an agent or underwriter or its affiliates) in such Principal Financial Center selected by the calculation agent (after consultation with us) for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable prospectus supplement or term sheet and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

        "LIBOR Currency" means the currency specified in the applicable prospectus supplement or term sheet as to which LIBOR shall be calculated or, if no such currency is specified in the applicable prospectus supplement or term sheet, U.S. dollars.

        EURIBOR Notes.    The "EURIBOR" for any Interest Determination Date is the offered rate for deposits in euro having the Index Maturity specified in the applicable prospectus supplement or term sheet, beginning on the second TARGET Business Day after such EURIBOR Interest Determination Date, as that rate appears on Reuters Page EURIBOR01 as of 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date.

        The following procedure will be followed if EURIBOR cannot be determined as described above:

  •
  EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us): euro deposits having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the quotations.

  •
  If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that Interest Determination Date, by three major banks in the euro-zone (which may include an agent or underwriter or its affiliates selected by the calculation agent (after consultation with us): loans of euro having such EURIBOR Index Maturity, beginning on such EURIBOR Interest Reset Date, and in an amount that is representative of a single transaction in euro in that market at the time.

  •
  If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR determined as of such EURIBOR Interest Determination Date will be EURIBOR in effect on such EURIBOR Interest Determination Date, provided that if the initial interest rate is in effect on such EURIBOR Interest Determination Date, it will remain in effect for the new Interest Reset Period.

        Federal Funds Rate Notes.    The "Federal Funds Rate" will be calculated by reference to either the "Federal Funds (Effective) Rate," the "Federal Funds Open Rate" or the "Federal Funds Target Rate," as specified in the applicable prospectus supplement or term sheet. The Federal Funds Rate is the rate determined by the calculation agent, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), in accordance with the following provisions:

  •
  If Federal Funds (Effective) Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate with respect to such date for U.S. dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)," as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such Federal Funds Rate Interest Determination Date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal funds (effective)."

  •
  The following procedure will be followed if "Federal Funds (Effective) Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate with respect to such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on the Business Day following such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  •
  If Federal Funds Open Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date under the heading "Federal Funds" for the relevant Index Maturity and opposite the caption "Open" as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) ("Reuters Page 5"), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for the Federal Funds Rate Interest Determination Date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. ("Bloomberg"), which is the Federal Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg.

  •
  The following procedure will be followed if "Federal Funds Open Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

  •
  If Federal Funds Target Rate is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet, the Federal Funds Rate as of the applicable Federal Funds Rate Interest Determination Date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the Federal Funds Rate for such Federal Funds Rate Interest Determination Date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) ("Reuters Page USFFTARGET=").

  •
  The following procedure will be followed if "Federal Funds Target Rate" is the specified Federal Funds Rate in the applicable prospectus supplement or term sheet and such Federal Funds Rate cannot be determined as described above. The Federal Funds Rate on such Federal Funds Rate Interest Determination Date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents, underwriters or their affiliates) selected by the calculation agent (after consultation with us), prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

        Prime Rate Notes.    The "Prime Rate" for any Interest Determination Date is the rate on that date, as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date for that Interest Determination Date under the heading "Bank Prime Loan" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Interest Determination Date as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan."

        The following procedures will be followed if the Prime Rate cannot be determined as described above:

  •
  If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the calculation agent will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1 Page" as that bank's prime rate or base lending rate in effect as of 11:00 a.m., New York City time on that Interest Determination Date.

  •
  If fewer than four rates appear on the Reuters Page USPRIME1 on the Interest Determination Date, then the Prime Rate will be the average of the prime rates or base lending rates quoted (on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by three major banks, which may include an agent, underwriter or its affiliates, in The City of New York selected by the calculation agent (after consultation with us).

  •
  If the banks selected by the calculation agent are not quoting as mentioned above, the Prime Rate will remain the Prime Rate then in effect on the Interest Determination Date.

        "Reuters Page USPRIME1" means the display on Reuters (or any successor service) on the "USPRIME1 Page" (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

        Treasury Rate Notes.    The "Treasury Rate" for any Interest Determination Date is the rate from the auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in such prospectus supplement or term sheet under the caption "INVEST RATE" on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High." If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the auction rate of such Treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the Treasury on such calculation date, or if no such auction is held, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be the bond equivalent yield of the rate on such Treasury Rate Interest Determination Date of Treasury bills having the Index Maturity specified in the applicable prospectus supplement or term sheet as published in H.15(519) under the caption "U.S. government securities/treasury bills/secondary market" or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such Treasury Rate Interest Determination Date of such Treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. government securities/treasury bills (secondary market)." If such rate is not yet published in the H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the Treasury Rate on such Treasury Rate Interest Determination Date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of the three leading primary United States government securities dealers (which may include an agent or underwriter or its affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the applicable prospectus supplement or term sheet; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date will be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

        The "bond equivalent yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield	=	D × N 360 - (D × M)	×	100

where "D" refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

        CMT Rate Notes.    The "CMT Rate" for any Interest Determination Date is as follows:

  •
  If "Reuters Page FRBCMT" is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) under the caption "Treasury constant maturities," as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) ("Reuters Page FRBCMT") for such CMT Rate Interest Determination Date.

  •
  If such rate does not appear on Reuters Page FRBCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet and for such CMT Rate Interest Determination Date as set forth in H.15(519) under the caption "Treasury constant maturities."

  •
  If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the rate for the period of the Index Maturity specified in the applicable prospectus supplement or term sheet as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519).

  •
  If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in New York City (which may include the agents, underwriters or their affiliates) (each, a "reference dealer") selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

  •
  If "Reuters Page FEDCMT" is the specified CMT Reuters Page in the applicable prospectus supplement or term sheet, the CMT Rate on the CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as set forth in H.15(519) opposite the caption "Treasury Constant Maturities," as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) ("Reuters Page FEDCMT") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

  •
  If such rate does not appear on Reuters Page FEDCMT, the CMT Rate on such CMT Rate Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for the week or month, as applicable, preceding such CMT Rate Interest Determination Date as set forth in H.15(519) opposite the caption "Treasury Constant Maturities."

  •
  If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date shall be the one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls.

  •
  If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable prospectus supplement or term sheet, average yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable prospectus supplement or term sheet for the applicable week or month, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity of no more than one year shorter than such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT Rate Interest Determination Date of three reference dealers selected by the calculation agent (after consultation with us) from five such reference dealers selected by the calculation agent (after consultation with us) and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable prospectus supplement or term sheet, a remaining term to maturity closest to such Index Maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable prospectus supplement or term sheet have remaining terms to maturity equally close to such Index Maturity, the quotes for the Treasury security with the shorter original term to maturity will be used. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date shall be the rate on the CMT Rate Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Determination Date shall be the CMT Rate in effect on such CMT Rate Interest Determination Date.

        Eleventh District Cost of Funds Rate Notes.    The "Eleventh District Cost of Funds Rate" for any Interest Determination Date is the rate equal to the monthly weighted average cost of funds for the calendar month preceding the Interest Determination Date as displayed on Reuters Page COFI/ARMS (or any other page as may replace that specified page on that service) as of 11:00 a.m., San Francisco time, on the Calculation Date for that Interest Determination Date under the caption "11th District."

        The following procedures will be used if the Eleventh District Cost of Funds Rate cannot be determined as described above:

  •
  If the rate is not displayed on the relevant page as of 11:00 a.m., San Francisco time, on the Calculation Date, then the Eleventh District Cost of Funds Rate will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District, as announced by the Federal Home Loan Bank of San Francisco, as the cost of funds for the calendar month preceding the date of announcement.

  •
  If no announcement was made relating to the calendar month preceding the Interest Determination Date, the Eleventh District Cost of Funds Rate will remain the Eleventh District Cost of Funds Rate then in effect on the Interest Determination Date.

Indexed Notes

        We may issue debt securities for which the amount of interest or principal that you will receive will not be known on your date of purchase. Interest or principal payments for these types of debt securities, which we call "Indexed Notes," are determined by reference to securities, financial or non-financial indices, currencies, commodities, interest rates, or a composite or baskets of any or all of the above. Examples of indexed items that may be used include a published stock index, the common stock price of a publicly traded company, the value of the U.S. dollar versus the Japanese yen, or the price of a barrel of West Texas intermediate crude oil.

        If you purchase an Indexed Note, you may receive a principal amount at maturity that is greater than or less than the Note's face amount, and an interest rate that is greater than or less than the interest rate that you would have earned if you had instead purchased a conventional debt security issued by us at the same time with the same maturity. The amount of interest and principal that you will receive will depend on the structure of the Indexed Note and the level of the specified indexed item throughout the term of the Indexed Note and at maturity. Specific information pertaining to the method of determining the interest payments and the principal amount will be described in the prospectus supplement or term sheet, as well as additional risk factors unique to the Indexed Note, certain historical information for the specified indexed item and certain additional United States federal income tax considerations.

Renewable Notes

        We may issue debt securities, which we call "Renewable Notes," that will automatically renew at their stated maturity date unless the holder of a Renewable Note elects to terminate the automatic extension feature by giving notice in the manner described in the related prospectus supplement or term sheet. In addition, we may issue debt securities whose stated maturity date may be extended at the option of the holder for one or more periods, as more fully described in the prospectus supplement or term sheet relating to such securities.

        The holder of a Renewable Note must give notice of termination at least 15 but not more than 30 days prior to a Renewal Date. The holder of a Renewable Note may terminate the automatic extension for less than all of its Renewable Notes only if the terms of the Renewable Note specifically permit partial termination. An election to terminate the automatic extension of any portion of the Renewable Note is not revocable and will be binding on the holder of the Renewable Note. If the holder elects to terminate the automatic extension of the maturity of the Note, the holder will become entitled to the principal and interest accrued up to the Renewal Date. The related prospectus supplement or term sheet will identify a stated maturity date beyond which the Maturity Date cannot be renewed.

        If a Renewable Note is represented by a Global Security, DTC or its nominee will be the holder of the Note and therefore will be the only entity that can exercise a right to terminate the automatic extension of a Note. In order to ensure that DTC or its nominee will exercise a right to terminate the automatic extension provisions of a particular Renewable Note, the beneficial owner of the Note must instruct the broker or other DTC participant through which it holds an interest in the Note to notify DTC of its desire to terminate the automatic extension of the Note. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in a Note to ascertain the cut-off time by which an instruction must be given for delivery of timely notice to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for Renewable Notes will be described in an applicable prospectus supplement or term sheet.

Extendible Notes

        We may issue debt securities, which we call "Extendible Notes," whose stated Maturity Date may be extended at our option for one or more whole-year periods (each, an "Extension Period"), up to but not beyond a stated maturity date described in the related prospectus supplement or term sheet.

        We may exercise our option to extend the Extendible Notes by notifying the applicable trustee (or any duly appointed paying agent) at least 45 but not more than 60 days prior to the then effective Maturity Date. If we elect to extend the Extendible Notes, the trustee (or paying agent) will mail (at least 40 days prior to the Maturity Date) to the registered holder of the Extendible Notes a notice (an "Extension Notice") informing the holders of our election, the new Maturity Date and any updated terms. Upon the mailing of the Extension Notice, the maturity of the Extendible Notes will be extended automatically as set forth in the Extension Notice.

        However, we may, not later than 20 days prior to the Maturity Date of an Extendible Note (or, if that date is not a Business Day, prior to the next Business Day), at our option, establish a higher interest rate, in the case of a Fixed Rate Note, or a higher Spread and/or Spread Multiplier, in the case of a Floating Rate Note, for the Extension Period by mailing or causing the applicable trustee (or paying agent) to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier to the holders of the Notes. The notice will be irrevocable.

        If we elect to extend the maturity of Extendible Notes, the holders of the Notes will have the option to instead elect repayment of the Notes by us on the Maturity Date in effect prior to such extension, at a price equal to the principal amount thereof, plus interest accrued to such date. In order for an Extendible Note to be so repaid on the Maturity Date, we must receive, at least 25 days but not more than 35 days prior to the Maturity Date:

          (1)   the Extendible Note with the form "Option to Elect Repayment" on the reverse of the Note duly completed; or

          (2)   a facsimile transmission, telex or letter from a member of a national securities exchange or FINRA or a commercial bank or trust company in the United States setting forth the name of the holder of the Extendible Note, the principal amount of the Note, the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the Note, will be received by the applicable trustee (or paying agent) not later than the fifth Business Day after the date of the facsimile transmission, telex or letter; provided, however, that the facsimile transmission, telex or letter will only be effective if the Note and form duly completed are received by the applicable trustee (or paying agent) by that fifth Business Day. The option may be exercised by the holder of an Extendible Note for less than the aggregate principal amount of the Note then outstanding if the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

        If an Extendible Note is represented by a Global Security, DTC or its nominee will be the holder of that Note and therefore will be the only entity that can exercise a right to repayment. To ensure that DTC or its nominee timely exercises a right to repayment with respect to a particular Extendible Note, the beneficial owner of that Note must instruct the broker or other participant through which it holds an interest in the Note to notify DTC of its desire to exercise a right of repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant through which it holds an interest in an Extendible Note to determine the cut-off time by which an instruction must be given for timely notice to be delivered to DTC or its nominee. Specific information pertaining to United States federal income tax considerations for the Extendible Notes will be described in an applicable prospectus supplement or term sheet.

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

        What is an Event of Default?    The term "Event of Default" in respect of the debt securities of your series means any of the following:

  •
  We do not pay the principal of, or any premium, if any, on a debt security of the series on its due date.

  •
  We do not pay interest, and in the case of the guaranteed debt securities any additional amounts, on a debt security of the series within 30 days of its due date.

  •
  We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

  •
  We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

  •
  In the case of the guaranteed debt securities, the guarantee ceases to be in full force and effect or Deere & Company denies, or gives notice, that it has no further liability under the guarantee

    (other than by reason of the termination of the guaranteed debt indenture or the release of such guarantee in accordance with the guaranteed debt indenture), and such condition continues for 30 days after we receive a written notice of such default.

  •
  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

  •
  Any other Event of Default in respect of debt securities of the series described in the prospectus supplement or term sheet occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

        Remedies if an Event of Default Occurs.    If an Event of Default, other than an Event of Default caused by our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occurring, has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        If an Event of Default caused by our filing for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all debt securities issued under the applicable indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

        Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give your trustee written notice that an Event of Default has occurred and remains uncured.

  •
  The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

  •
  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

  •
  The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest, or

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

        Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Merger or Consolidation

        Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities.

  •
  The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described above under "What Is an Event of Default?" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

  •
  Under the Deere indenture or the guaranteed debt indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our Restricted Subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the applicable indenture (see "—Limitation on Liens" below) without equally and ratably securing the indenture securities issued under that indenture or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

  •
  We must deliver certain certificates and documents to the trustee.

  •
  We must satisfy any other requirements specified in the prospectus supplement or term sheet relating to a particular series of debt securities.

        If John Deere Funding S.A. is required to pay additional amounts, Deere & Company or any of its subsidiaries, may directly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest on and any additional amounts with respect to all the debt securities and the performance or observance of every covenant of the guaranteed debt indenture by John Deere Funding S.A. Upon any such assumption, Deere & Company or such subsidiary shall succeed to, and be substituted for and may exercise every right and power of, John Deere Funding S.A. under the guaranteed debt indenture with the same effect as if Deere & Company or such subsidiary had been named as John Deere

Funding S.A. therein, and John Deere Funding S.A. will be released from all obligations and covenants with respect to the debt securities. No such assumption will be permitted unless Deere & Company has delivered to the guaranteed debt trustee (i) an officers' certificate and an opinion of counsel, each stating that the assumption and supplemental indenture comply with the guaranteed debt indenture, and that all conditions precedent therein provided for relating to the transaction have been complied with and that, in the event of assumption by a subsidiary, the guarantee and all other covenants of Deere & Company in the guaranteed debt indenture remain in full force and effect and (ii) an opinion of independent counsel that the holders of debt securities or related coupons (assuming such holders are only taxed as residents of the United States) will have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any debt securities are then listed on the New York Stock Exchange, that such debt securities will not be delisted as a result of such assumption.

Modification or Waiver

        There are three types of changes we can make to either indenture and the debt securities issued thereunder.

        Changes Requiring Your Approval.    First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

  •
  change the stated maturity of, the principal of, interest or any additional amounts on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place (except as otherwise described in the prospectus supplement or term sheet) or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  modify the subordination provisions in the Deere indenture in a manner that is adverse to holders of the subordinated securities;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the applicable indenture dealing with supplemental indentures, modification and waiver of certain past defaults, changes to the quorum or voting requirements or the waiver of certain covenants;

  •
  in the case of the guaranteed debt securities, change in any manner adverse to holders, the terms and conditions of Deere & Company's obligations as guarantor to pay principal, premium, if any, interest and any sinking fund with respect to the guaranteed debt securities or change any obligation to pay additional amounts, as explained above under "Payment of Additional Amounts with Respect to the Guaranteed Debt Securities"; and

  •
  in the case of the Deere indenture, change any obligation we have to pay additional amounts.

        Changes Not Requiring Approval.    The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under either indenture after the change takes effect.

        Changes Requiring Majority Approval.    Any other change to either of the indentures and the debt securities would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

        The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "—Changes Requiring Your Approval."

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement or term sheet.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

        Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under "Defeasance—Full Defeasance."

        We will generally be entitled to set any date as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

        Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the applicable indenture or the debt securities or request a waiver.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

        Covenant Defeasance.    Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If you hold subordinated securities, you also would be released from the subordination provisions described under "—Provisions Applicable to the Deere Indenture—Subordination." In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law and, in the case of guaranteed debt securities under current tax laws of Luxembourg, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

  •
  We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration of the applicable issuer under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with or that all necessary registrations under the Investment Company Act have been effected.

  •
  In the case of the guaranteed debt indenture we must deliver to the trustee an officers' certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Full Defeasance.    If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and United States government or United States government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make, and, in the case of guaranteed debt securities, under the then existing current tax laws of Luxembourg, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

  •
  We must deliver to the trustee a legal opinion stating that the above deposit does not require registration of the applicable issuer under the Investment Company Act of 1940 and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with or that all necessary registrations under the Investment Company Act have been effected.

  •
  In the case of the guaranteed debt indenture, we must deliver to the trustee an officers' certificate stating that any outstanding securities listed on any securities exchange will not be delisted as a result of the above deposit.

        We must, in the case of guaranteed debt securities, deliver to the trustee a legal opinion of our counsel confirming that under the current tax laws of Luxembourg, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If you hold subordinated securities, you would also be released from the subordination provisions described under "—Provisions Applicable to the Deere Indenture—Subordination."

Form, Exchange and Transfer of Registered Securities

        If registered debt securities cease to be issued in global form, they will be issued:

  •
  only in fully registered certificated form,

  •
  without interest coupons, and

  •
  unless we indicate otherwise in the prospectus supplement or term sheet, in denominations of $1,000 and amounts that are integral multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller authorized denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Limitation on Liens

        We covenant in the indentures that we will not, nor will we permit any Restricted Subsidiary to, issue, incur, assume or guarantee any debt ("debt") if the debt is secured by any mortgage, security interest, pledge, lien or other encumbrance (collectively, a "mortgage" or "mortgages") upon any Important Property (defined below) of ours or any Restricted Subsidiary or any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the applicable indenture or thereafter acquired, without effectively securing the indenture securities issued under that indenture equally and ratably with or prior to this debt.

        The foregoing restrictions will not apply to, among other things:

  •
  mortgages on any property acquired, constructed or improved after the date of the applicable indenture that are created or assumed within 120 days after the acquisition, construction or improvement to secure or provide for the payment of all or any part of the purchase price or cost thereof incurred after the date of the applicable indenture, or existing mortgages on property acquired after the date of the applicable indenture, so long as these mortgages do not apply to any Important Property already owned by us or a Restricted Subsidiary other than any previously unimproved real property;

  •
  existing mortgages on any property, shares of stock or indebtedness acquired from a corporation merged with or into, or substantially all of the assets of which are acquired by, us or a Restricted Subsidiary;

  •
  mortgages on property of any corporation existing at the time it becomes a Restricted Subsidiary;

  •
  mortgages securing debt owed by a Restricted Subsidiary to us or to another Restricted Subsidiary;

  •
  certain deposits or pledges of assets;

  •
  mortgages in favor of governmental bodies to secure partial, progress, advance or other payments under any contract or statute or to secure indebtedness incurred to finance all or any part of the purchase price or cost of constructing or improving the property subject to these mortgages, including mortgages to secure tax exempt pollution control revenue bonds;

  •
  mortgages on property acquired by us or a Restricted Subsidiary through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

  •
  judgment liens so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

  •
  extensions, renewals or replacements of the foregoing, subject to certain limitations;

  •
  liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith; landlord's liens on leased property; and other similar liens which do not, in Deere & Company's opinion, materially impair the use of that property in the operation of our business or the business of a Restricted Subsidiary or the value of that property for the purposes of that business;

  •
  any sale of receivables that is reflected as secured indebtedness on a balance sheet prepared in accordance with generally accepted accounting principles;

  •
  mortgages on Margin Stock (defined below) owned by us and Restricted Subsidiaries to the extent this Margin Stock exceeds 25% of the fair market value of the sum of the Important Property of ours and the Restricted Subsidiaries plus the shares of stock (including Margin Stock) and indebtedness issued or incurred by the Restricted Subsidiaries; and

  •
  mortgages on any Important Property of, or any shares of stock or indebtedness issued or incurred by, any Restricted Subsidiary organized under the laws of Canada.

        The foregoing restrictions do not apply to the incurrence, assumption or guarantee by us or any Restricted Subsidiary of debt secured by a mortgage that would otherwise be subject to these restrictions up to an aggregate amount that, together with all other debt secured by mortgages (not including secured debt permitted under the foregoing exceptions) and the Attributable Debt (generally defined as the discounted present value of net rental payments) associated with Sale and Lease-back Transactions existing at the time (other than Sale and Lease-back Transactions the proceeds of which have been or will be applied as set forth in the second or third bullet point under "—Limitation on Sale and Lease-back Transactions" below, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under the first bullet point above), does not exceed 5% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

        The term "Restricted Subsidiary" is defined in these indentures to mean any subsidiary of ours:

  •
  engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in, the manufacture of products within the United States or Canada or in the sale of products principally to customers located in the United States or Canada except any corporation which is a retail dealer in which we have, directly or indirectly, an investment under an arrangement providing for the liquidation of the investment; or

  •
  that we designate as a Restricted Subsidiary.

        The term "Consolidated Net Tangible Assets" is defined in these indentures to mean the aggregate amount of assets (less applicable reserves and other items properly deductible in accordance with

U.S. generally accepted accounting principles) of ours and our consolidated subsidiaries after deducting therefrom:

  •
  all current liabilities (excluding any constituting funded debt, by reason of their being renewable or extendable); and

  •
  all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

        The term "Important Property" is defined in these indentures to mean:

  •
  any manufacturing plant, including land, buildings, other improvements and its machinery and equipment, used by us or a Restricted Subsidiary primarily for the manufacture of products to be sold by us or the Restricted Subsidiary;

  •
  our executive office and administrative building in Moline, Illinois; and

  •
  research and development facilities, including land, buildings, other improvements and research and development machinery located therein;

except, in each case, property the fair value of which as determined by our Board of Directors does not at the time exceed 1% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in our latest annual report to stockholders.

        The term "Margin Stock" as used in these indentures is intended to mean such term as defined in Regulation U of the Board of Governors of the Federal Reserve System.

Limitation on Sale and Lease-Back Transactions

        We covenant in the Deere indenture and the guaranteed debt indenture that we will not nor will we permit any Restricted Subsidiary to enter into any arrangement with any person providing for the leasing to us or any Restricted Subsidiary of any Important Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by us or the Restricted Subsidiary to the person (a "Sale and Lease-back Transaction"), unless the net proceeds are at least equal to the fair value (as determined by our Board of Directors) of the property and either:

  •
  we or the Restricted Subsidiary would be entitled to incur debt secured by a mortgage on the Important Property to be leased without equally and ratably securing the indenture securities issued under the applicable indenture under one of the following provisions: the first bullet point in the second paragraph under "—Limitation on Liens" or the third paragraph under "—Limitation on Liens";

  •
  we apply an amount equal to the fair value of the Important Property to the redemption, purchase and retirement of indenture securities or certain long-term indebtedness of ours or a Restricted Subsidiary; or

  •
  we enter into a bona fide commitment to expend for the acquisition or improvement of an Important Property an amount at least equal to the fair value of the Important Property leased.

The Trustees under the Indentures

        The Bank of New York Mellon is one of a number of banks with which John Deere maintains ordinary banking relationships and from which John Deere has obtained credit facilities and lines of credit. The Bank of New York Mellon also serves as trustee under other indentures under which John Deere is the obligor.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, debt securities will be denominated in U.S. dollars, payments of principal of, premium, if any, and interest on debt securities will be made in U.S. dollars and payment of the purchase price of debt securities must be made in U.S. dollars in immediately available funds. If Foreign Currency Notes are to be denominated or payable in a currency (a "specified currency") other than U.S. dollars, the following provisions will apply in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of debt securities set forth in this prospectus and elsewhere in the accompanying prospectus supplement or term sheet.

        A prospectus supplement or term sheet with respect to any Foreign Currency Note (which may include information with respect to applicable current foreign exchange controls) is a part of this prospectus. Any information concerning exchange rates is furnished as a matter of information only and should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Currencies

        We may offer Foreign Currency Notes denominated and/or payable in a specified currency or specified currencies. Unless otherwise indicated in the applicable prospectus supplement or term sheet, purchasers are required to pay for Foreign Currency Notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, if requested on or prior to the fifth Business Day preceding the date of delivery of the Foreign Currency Notes, or by such other day as determined by the agent or underwriter who presents such offer to purchase Foreign Currency Notes to us, such agent or underwriter may be prepared to arrange for the conversion of U.S. dollars into the specified currency set forth in the applicable prospectus supplement or term sheet to enable the purchasers to pay for the Foreign Currency Notes. Each such conversion will be made by the agents or underwriters on such terms and subject to such conditions, limitations and charges as the agents may from time to time establish in accordance with their regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the Foreign Currency Notes.

        Information about the specified currency in which a particular Foreign Currency Note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, will be set forth in the applicable prospectus supplement or term sheet.

Payment of Principal and Interest

        The principal of, premium, if any, and interest on Foreign Currency Notes is payable by us in the specified currency. Currently, banks do not generally offer non-U.S. dollar-denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, a holder of Foreign Currency Notes will be paid in U.S. dollars converted from the specified currency unless the holder is entitled to elect, and does elect, to be paid in the specified currency, or as otherwise specified in the applicable prospectus supplement or term sheet.

        Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by an agent for us specified in the applicable prospectus supplement or term sheet (the "Exchange Rate Agent") at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of whom may be the Exchange Rate Agent)

selected by the Exchange Rate Agent and approved by us for the purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on the payment date in the aggregate amount of the specified currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If three bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments.

        Unless otherwise indicated in the applicable prospectus supplement or term sheet, a holder of Foreign Currency Notes may elect to receive payment of the principal of, and premium, if any, and interest on the Foreign Currency Notes in the specified currency by transmitting a written request for such payment to the corporate trust office of the trustee in The City of New York on or prior to the regular record date or at least 15 calendar days prior to Maturity Date, as the case may be. This request may be in writing (mailed or hand delivered) or sent by cable, telex, facsimile or other form of transmission. A holder of a Foreign Currency Note may elect to receive payment in the specified currency for all principal, premium, if any, and interest payments and need not file a separate election for each payment. This election will remain in effect until revoked by written notice to the trustee, but written notice of any revocation must be received by the trustee on or prior to the regular record date or at least 15 calendar days prior to the Maturity Date, as the case may be. Holders of Foreign Currency Notes whose Notes are to be held in the name of a broker or nominee should contact their brokers or nominees to determine whether and how an election to receive payments in the specified currency may be made.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, if the specified currency is other than U.S. dollars, a beneficial owner of the related global security who elects to receive payments of principal, premium, if any, and/or interest, if any, in the specified currency must notify its participant through which it owns its beneficial interest on or prior to the applicable record date or at least 15 calendar days prior to the Maturity Date, as the case may be, of such beneficial owner's election. The participant must notify the depositary of such election on or prior to the third Business Day after such record date or at least 12 calendar days prior to the Maturity Date, as the case may be, and the depositary will notify the trustee of such election on or prior to the fifth Business Day after such record date or at least 10 calendar days prior to the Maturity Date, as the case may be. If complete instructions are received by the participant from the beneficial owner and forwarded by the participant to the depositary, and by the depositary to the trustee, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. See "Description of Debt Securities—Provisions Applicable to Both of the Indentures—Global Securities."

        Principal and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in this prospectus and the accompanying prospectus supplement or term sheet with respect to debt securities denominated in U.S. dollars. See "Description of Debt Securities—General." Interest on Foreign Currency Notes paid in the specified currency will be paid by check mailed on an Interest Payment Date other than a Maturity Date to the persons entitled thereto at the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder in the country of the specified currency. The principal of, premium, if any, and interest on Foreign Currency Notes, together with interest accrued and unpaid thereon, due on the Maturity Date will be paid, in the specified currency in immediately available funds upon surrender of such Notes at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer to such bank account of immediately available funds to an account with a bank designated at least 15 calendar days prior to the Maturity Date by the applicable registered holder, provided the particular bank has appropriate facilities to make these payments and the particular Foreign Currency Note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan, The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment Currency

        If a specified currency is not available for the payment of principal, premium, if any, or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making such payment in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "Market Exchange Rate") as computed by the Exchange Rate Agent on the second Business Day prior to such payment or, if not then available, on the basis of the most recently available Market Exchange Rate or as otherwise indicated in an applicable prospectus supplement or term sheet. Any payment made under these circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the indenture with respect to that Foreign Currency Note.

        All determinations referred to above made by the Exchange Rate Agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Foreign Currency Notes.

        AS INDICATED ABOVE, AN INVESTMENT IN FOREIGN CURRENCY NOTES INVOLVES SUBSTANTIAL RISKS, AND THE EXTENT AND NATURE OF SUCH RISKS CHANGE CONTINUOUSLY. AS WITH ANY INVESTMENT IN A SECURITY, PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED IN AN INVESTMENT IN FOREIGN CURRENCY NOTES. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PROSPECTIVE PURCHASERS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY MATTERS.

DESCRIPTION OF DEBT WARRANTS

        We may issue (either separately or together with other offered securities) debt warrants to purchase underlying debt securities issued by us ("offered debt warrants"). We will issue the debt warrants under warrant agreements (each, a "debt warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "debt warrant agent"), identified in the prospectus supplement or term sheet.

        Because this section is a summary, it does not describe every aspect of the debt warrants and the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We have filed the form of debt warrant agreement as an exhibit to the registration statement that we have filed with the SEC of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy of the debt warrant agreement. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

General

        You should read the prospectus supplement or term sheet for the material terms of the offered debt warrants, including the following:

  •
  The title and aggregate number of the debt warrants.

  •
  The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

  •
  The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

  •
  The time or times at which, or the period or periods during which, the debt warrants may be exercised and the expiration date of the debt warrants.

  •
  Any optional redemption terms.

  •
  Whether certificates evidencing the debt warrants will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

  •
  Whether the debt warrants are to be issued with any debt securities or any other securities and, if so, the amount and terms of these debt securities or other securities.

  •
  The date, if any, on and after which the debt warrants and these debt securities or other securities will be separately transferable.

  •
  Any other material terms of the debt warrants.

        The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

        Debt warrant certificates will be exchangeable for new debt warrant certificates of different authorized denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Debt Warrants

        Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will be void.

        Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price and the debt warrant certificate or certificates. Upon receipt of this payment and the properly completed debt warrant certificates, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise.

        If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

Modifications

        There are three types of changes we can make to a debt warrant agreement and the debt warrants issued thereunder.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

  •
  accelerate the expiration date;

  •
  reduce the number of outstanding debt warrants, the consent of the holders of which is required for a modification or amendment; or

  •
  otherwise materially and adversely affect the rights of the holders of the debt warrants.

        Changes Not Requiring Approval.    The second type of change does not require any vote by holders of the debt warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of holders of the debt warrants.

        Changes Requiring a Majority Vote.    Any other change to the debt warrant agreement and the debt warrants requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised debt warrants affected thereby. Most changes fall into this category.

No Rights as Holders of Underlying Debt Securities

        Before the warrants are exercised, holders of the debt warrants are not entitled to payments of principal of, premium, if any, or interest on the related underlying debt securities or to exercise any other rights whatsoever as holders of the underlying debt securities.

 DESCRIPTION OF PREFERRED STOCK

        Under our restated certificate of incorporation (the "certificate of incorporation"), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 9,000,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our Board of Directors or a duly authorized committee thereof.

        Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our certificate of incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our certificate of incorporation and will file the certificate of designations with the SEC. See "Where You Can Find More Information" for information on how to obtain copies of these documents. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

        The additional specific terms of any preferred stock proposed to be sold under this prospectus ("offered preferred stock") will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the offered preferred stock may differ from the terms set forth below.

        As of the date of this prospectus, we have no outstanding preferred stock.

General

        Unless otherwise specified in the prospectus supplement or term sheet relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

        You should read the prospectus supplement or term sheet for the material terms of the preferred stock offered thereby, including the following:

  •
  The title and stated value of the preferred stock.

  •
  The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

  •
  The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

  •
  The date from which dividends on the preferred stock will accumulate, if applicable.

  •
  The liquidation rights of the preferred stock.

  •
  The procedures for any auction and remarketing, if any, of the preferred stock.

  •
  The sinking fund provisions, if applicable, for the preferred stock.

  •
  The redemption provisions, if applicable, for the preferred stock.

  •
  Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

  •
  Whether the preferred stock will have voting rights and the terms thereof, if any.

  •
  Whether the preferred stock will be listed on any securities exchange.

  •
  Whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities.

  •
  Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

        Subject to our certificate of incorporation and to any limitations contained in any then outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our Board of Directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.

        If applicable, the prospectus supplement or term sheet will also contain a discussion of the material United States federal income tax considerations relevant to the offering.

Dividends

        Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement or term sheet. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our Board of Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement or term sheet.

        We may not:

  •
  declare or pay dividends (except in our stock that is junior as to dividends and liquidation rights to the preferred stock ("junior stock")) or make any other distributions on junior stock, or

  •
  purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except in a reclassification or exchange of junior stock through the issuance of other junior stock or with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of our sinking fund or redemption obligations on any of our preferred stock and, in the case of the first bullet point above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of our preferred stock.

        Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless:

  •
  there are no arrearages in dividends for any past dividend periods on any series of preferred stock, and

  •
  to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock.

        Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

Conversion and Exchange

        If the preferred stock will be convertible into or exchangeable for other shares of our stock or other securities, the prospectus supplement or term sheet will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock. These terms may also include provisions under which the number of other shares of our stock or the number or amount of other securities to be received by the holders of that preferred stock upon conversion or exchange would be calculated according to the market price of such other shares of our stock or those other securities as of a time stated in the prospectus supplement or term sheet.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement or term sheet plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of our preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or a sale of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.

Redemption

        If so provided in the prospectus supplement or term sheet, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.

        If dividends on any series of preferred stock are in arrears or we have failed to fulfill our sinking fund or redemption obligations with respect to any series of preferred stock, we may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that:

  •
  to meet our purchase, retirement or sinking fund obligations with respect to any series of preferred stock, we may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock, and

  •
  we may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

Voting Rights

        Except as indicated below or in the prospectus supplement or term sheet, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term "applicable preferred stock" means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of our Board of Directors.

        If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of applicable preferred stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required:

  •
  for any amendment of our certificate of incorporation (or the related certificate of designations) that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series, or

  •
  to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

        In addition, the affirmative vote of the holders of a majority of all the then outstanding shares of our preferred stock will be required to:

  •
  increase the authorized amount of our preferred stock, or

  •
  unless otherwise provided in the applicable prospectus supplement or term sheet, create any class of stock (or increase the authorized number of shares of any class of stock) that will rank on a parity with the preferred stock either as to dividends or upon liquidation, or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

DESCRIPTION OF DEPOSITARY SHARES

        We may offer (either separately or together with other offered securities) depositary shares representing interests in shares of our preferred stock of one or more series. The depositary shares will be issued under deposit agreements (each, a "deposit agreement") to be entered into between us and a bank or trust company, as depositary (the "preferred stock depositary"), identified in the prospectus supplement or term sheet.

        Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read the deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. We have filed the form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the "depositary receipts"), as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

        The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.

General

        We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement or term sheet) in one share of the related preferred stock, as described below.

        You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:

  •
  The number of depositary shares and the fraction of one share of preferred stock represented by one depositary share.

  •
  The terms of the series of preferred stock deposited by us under the deposit agreement.

  •
  Whether the depositary shares will be listed on any securities exchange.

  •
  Whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities.

  •
  Any other terms of the depositary shares.

        If applicable, the prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

        Depositary receipts will be exchangeable for new depositary receipts of different denominations. We will not impose a service charge for any permitted transfer or exchange of depositary receipts, but we may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock of the series represented by the depositary share, to all rights and preferences of the preferred stock represented by the depositary share, including dividend, voting and liquidation rights and any redemption, conversion or exchange rights.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to record holders of depositary shares.

        In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary shares.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary (unless the related shares of preferred stock have previously been called for redemption), the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder's order, the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, or if the holder would otherwise be entitled to a fractional share of preferred stock, the preferred stock depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

Redemption of Depositary Shares

        Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the preferred stock depositary the redemption price of the preferred stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

        Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preferred stock depositary with written instructions to convert or exchange the preferred stock into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which holders of one or more series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preferred stock depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with each holder's instructions. The preferred stock depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preferred stock depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder's depositary receipt and receive the related preferred stock, as discussed above under "Withdrawal of Preferred Stock."

        We may terminate the deposit agreement at any time upon not less than 60 days' prior written notice to the preferred stock depositary. In that case, the preferred stock depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preferred stock to which the holder is entitled, together with cash in lieu of any fractional share.

        The deposit agreement will terminate automatically after all the related preferred stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preferred stock represented by the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

        Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preferred stock depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Miscellaneous

        The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the preferred stock. Neither the preferred stock depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preferred stock depositary's or our control in performing the preferred stock depositary's or our respective obligations under the deposit agreement. The obligations of the preferred stock depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preferred stock depositary's or our respective duties thereunder, and neither the preferred stock depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished.

Resignation and Removal of Preferred Stock Depositary

        The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, the resignation or removal to take effect upon the appointment of a successor preferred stock depositary. The successor preferred stock depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

 DESCRIPTION OF COMMON STOCK

        Deere & Company may issue (either separately or together with other offered securities) shares of its common stock. Under our restated certificate of incorporation we are authorized to issue up to 1,200,000,000 shares of common stock. You should read the prospectus supplement or term sheet relating to an offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the material terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices and dividend information relating to Deere & Company common stock. See "Description of Outstanding Capital Stock" below.

 DESCRIPTION OF COMMON WARRANTS

        We may issue (either separately or together with other offered securities) warrants to purchase common stock of Deere & Company ("offered common warrants"). We will issue the common warrants under warrant agreements (each, a "common warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "common warrant agent"), identified in the prospectus supplement or term sheet.

        Because this section is a summary, it does not describe every aspect of the common warrants and common warrant agreement. We urge you to read the common warrant agreement because it, and not this description, defines your rights as a holder of common warrants. We have filed the form of common warrant agreement as an exhibit to the registration statement that we have filed with the SEC, of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy of the common warrant agreement. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

General

        You should read the prospectus supplement or term sheet for the material terms of the offered common warrants, including the following:

  •
  The title and aggregate number of the common warrants.

  •
  The number of shares of common stock that may be purchased upon exercise of each common warrant; the price, or the manner of determining the price, at which the shares may be purchased upon exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of common warrants that must be exercised at any one time.

  •
  The time or times at which, or period or periods in which, the common warrants may be exercised and the expiration date of the common warrants.

  •
  Any optional redemption terms.

  •
  The terms of any right that we may have to accelerate the exercise of the common warrants upon the occurrence of certain events.

  •
  Whether the common warrants will be sold with any other offered securities and, if so, the amount and terms of these other securities.

  •
  The date, if any, on and after which the common warrants and any other offered securities will be separately transferable.

  •
  Any other terms of the common warrants.

        The prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

        Certificates representing common warrants will be exchangeable for new common warrant certificates of different authorized denominations. We will not impose a service charge for any permitted transfer or exchange of common warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Common warrants may be exercised at the corporate trust office of the common warrant agent or any other office indicated in the prospectus supplement or term sheet.

Exercise of Common Warrants

        Each offered common warrant will entitle the holder thereof to purchase the number of shares of our common stock at the exercise price set forth in, or calculable from, the prospectus supplement or term sheet relating to the offered common warrants. After the close of business on the applicable expiration date, unexercised common warrants will be void.

        Offered common warrants may be exercised by payment to the common warrant agent of the exercise price and by delivery to the common warrant agent of the related common warrant certificate, with the reverse side thereof properly completed. Offered common warrants will be deemed to have been exercised upon receipt of the exercise price and the common warrant certificate or certificates. Upon receipt of the payment and the properly completed common warrant certificates, we will, as soon as practicable, deliver the shares of common stock purchased upon the exercise.

        If fewer than all of the offered common warrants represented by any common warrant certificate are exercised, a new common warrant certificate will be issued for the unexercised offered common warrants. The holder of an offered common warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of common stock purchased upon exercise.

Modifications

        There are three types of changes we can make to a common warrant agreement and the common warrants issued thereunder.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your common warrants without your specific approval. Those types of changes include modifications and amendments that:

  •
  accelerate the expiration date;

  •
  reduce the number of outstanding common warrants, the consent of the holders of which is required for a modification or amendment; or

  •
  otherwise materially and adversely affect the rights of the holders of the common warrants.

        Changes Not Requiring Approval.    The second type of change does not require any vote by holders of the common warrants. This type of change is limited to clarifications and other changes that would not materially adversely affect the interests of the holders of the common warrants.

        Changes Requiring a Majority Vote.    Any other change to the common warrant agreement requires a vote in favor by holders of not fewer than a majority in number of the then outstanding unexercised common warrants affected thereby. Most changes fall into this category.

Common Warrant Adjustments

        The terms and conditions on which the exercise price of and/or the number of shares of common stock covered by a common warrant are subject to adjustment will be set forth in the common warrant agreement and the prospectus supplement or term sheet. The terms will include provisions for adjusting the exercise price and/or the number of shares of common stock covered by the common warrant; the events requiring the adjustment; the events upon which we may, in lieu of making the adjustment, make proper provisions so that the holder of a common warrant, upon exercise thereof, would be treated as if the holder had exercised the common warrant prior to the occurrence of the events; and provisions affecting exercise in the event of certain events affecting the common stock.

No Rights as Stockholders

        Holders of common warrants are not entitled, by virtue of being holders, to receive dividends or to vote, consent or receive notice as our stockholders in respect of any meeting of stockholders for the election of our directors or for any other matter, or exercise any other rights whatsoever as our stockholders.

DESCRIPTION OF CURRENCY WARRANTS

        We may issue (either separately or together with other offered securities) currency warrants (the "offered currency warrants"). We may issue the offered currency warrants:

  •
  in the form of currency put warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to purchase a designated amount of U.S. dollars for a designated amount of a specified foreign currency (a "base currency");

  •
  in the form of currency call warrants, entitling the owners thereof to receive from us the cash settlement value in U.S. dollars of the right to sell a designated amount of U.S. dollars for a designated amount of a base currency; or

  •
  in another form as may be specified in the applicable prospectus supplement or term sheet.

        A currency warrant will not require or entitle the owners to sell, deliver, purchase or take delivery of any base currency. The currency warrants will be issued under warrant agreements (each, a "currency warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "currency warrant agent"), identified in the prospectus supplement or term sheet.

        Because this section is a summary, it does not describe every aspect of the currency warrants and currency warrant agreement. We urge you to read the currency warrant agreement because it, and not this description, defines your rights as a holder of currency warrants. We have filed the form of currency warrant agreement as an exhibit to the registration statement that we filed with the SEC, of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy of the currency warrant agreement. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

General

        You should read the prospectus supplement or term sheet for the material terms of the offered currency warrants, including the following:

  •
  The title and aggregate number of the currency warrants.

  •
  The material risk factors relating to the currency warrants.

  •
  Whether the currency warrants will be currency put warrants, currency call warrants, both puts and calls or otherwise.

  •
  The formula for determining the cash settlement value, if applicable, of each currency warrant.

  •
  The procedures and conditions relating to the exercise of the currency warrants.

  •
  The date on which the right to exercise the currency warrants will commence and the date (the "currency warrant expiration date") on which this right will expire.

  •
  The circumstances, in addition to their automatic exercise upon the currency warrant expiration date, that will cause the currency warrants to be deemed to be automatically exercised.

  •
  Any minimum number, of the currency warrants that must be exercised at any one time, other than upon automatic exercise.

  •
  Whether the currency warrants are to be issued with any other offered securities and, if so, the amount and terms of these other securities.

  •
  Any other terms of the currency warrants.

        The prospectus supplement or term sheet will also contain a discussion of the federal income tax considerations relevant to the offering.

        If currency warrants are to be offered either in the form of currency put warrants or currency call warrants, an owner will receive a cash payment upon exercise only if the currency warrants have a cash settlement value in excess of zero at that time. The spot exchange rate of the applicable base currency, as compared to the U.S. dollar, will determine whether the currency warrants have a cash settlement value on any given day prior to their expiration. The currency warrants are expected to be "out-of-the-money" (i.e., the cash settlement value will be zero) when initially sold and will be "in-the-money" (i.e., their cash settlement value will exceed zero) if, in the case of currency put warrants, the base currency depreciates against the U.S. dollar to the extent that one U.S. dollar is worth more than the price determined for the base currency in the prospectus supplement or term sheet (the "strike price") or, in the case of currency call warrants, the base currency appreciates against the U.S. dollar to the extent one U.S. dollar is worth less than the strike price.

        "Cash settlement value" on an exercise date (as this term will be defined in the prospectus supplement or term sheet) is an amount that is the greater of:

  •
  zero, and

  •
  the amount computed, in the case of currency put warrants, by subtracting from a constant or, in the case of currency call warrants, by subtracting the constant from, an amount equal to the constant multiplied by a fraction, the numerator of which is the strike price and the denominator of which is the spot exchange rate of the base currency for U.S. dollars on the exercise date (the "spot rate"), as the spot rate is determined pursuant to the currency warrant agreement.

Information concerning the historical exchange rates for the base currency will be included in the prospectus supplement or term sheet.

        There will be a time lag between the time that an owner of currency warrants gives instructions to exercise the currency warrants and the time that the spot rate relating to the exercise is determined, as described in the prospectus supplement or term sheet.

        Currency warrants will be our unsecured contractual obligations and will rank on a parity with our other unsecured contractual obligations and with our unsecured and unsubordinated debt.

Book-Entry Procedures and Settlement

        Unless otherwise provided in the prospectus supplement or term sheet, each issue of currency warrants will be issued in book-entry only form and represented by a single global currency warrant certificate, registered in the name of a depositary or its nominee. Owners will generally not be entitled to receive definitive certificates representing currency warrants. An owner's ownership of a currency warrant will be recorded on or through the records of the bank, broker or other financial institution that maintains the owner's account. In turn, the total number of currency warrants held by an individual bank, broker or other financial institution for its clients will be maintained on the records of the depositary. Transfer of ownership of any currency warrant will be effected only through the selling owner's brokerage firm. Neither the currency warrant agent nor we will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests of global currency warrant certificates or for maintaining, supervising or reviewing records relating to the beneficial ownership interests.

        The cash settlement value on exercise of a currency warrant will be paid by the currency warrant agent to the appropriate depositary participant. Each participant will be responsible for disbursing the payments to the beneficial owners of the currency warrants that it represents and to each bank, broker or other financial institution for which it acts as agent. Each bank, broker or other financial institution will be responsible for disbursing funds to the beneficial owners of the currency warrants that it represents.

        If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue currency warrants in definitive form, in exchange for the global currency warrant. In addition, we may at any time determine not to have the currency warrants represented by a global currency warrant and, in that event, will issue currency warrants in definitive form, in exchange for the global currency warrant. In either instance, an owner of a beneficial interest in the global currency warrant will be entitled to have a number of currency warrants equivalent to the beneficial interest registered in its name and will be entitled to physical delivery of the currency warrants in definitive form.

Exercise of Currency Warrants

        Unless otherwise provided in the prospectus supplement or term sheet, each currency warrant will entitle the owner to the cash settlement value of the currency warrant on the applicable exercise date. If not exercised prior to a specified time on the fifth business day preceding the currency warrant expiration date, currency warrants will be automatically exercised on the currency warrant expiration date.

Listing

        Each issue of currency warrants will be listed on a national securities exchange, subject only to official notice of issuance, as a pre-condition to the sale of any currency warrants, unless otherwise provided in the prospectus supplement or term sheet. In the event that the currency warrants are delisted from, or permanently suspended from trading on, the exchange, currency warrants not previously exercised will be automatically exercised on the date the delisting or permanent trading suspension becomes effective. The applicable currency warrant agreement will contain a covenant by us not to seek delisting of the currency warrants from, or permanent suspension of their trading on, the applicable exchange.

Modifications

        The currency warrant agent and we may modify or amend a currency warrant agreement and the terms of the currency warrants issued thereunder with the consent of the beneficial owners of not less than a majority in number of the then outstanding unexercised currency warrants affected thereby, provided that no modification or amendment that decreases the strike price in the case of a currency put warrant, increases the strike price in the case of a currency call warrant, shortens the period of time during which the currency warrants may be exercised or otherwise materially and adversely affects the exercise rights of the beneficial owners of the currency warrants or reduces the number of outstanding currency warrants the consent of whose beneficial owners is required for modification or amendment of the currency warrant agreement or the terms of the currency warrants, may be made without the consent of each beneficial owner affected thereby.

        A currency warrant agreement and the terms of the currency warrants issued thereunder may also be amended by the currency warrant agent and us, without the consent of the registered holders or beneficial owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the beneficial owners.

Enforceability of Rights by Holders; Governing Law

        The currency warrant agent will act solely as our agent in connection with the issuance and exercise of currency warrants and will not assume any obligation or relationship of agency or trust for or with any owner of a beneficial interest in currency warrants or with the registered holder thereof.

The currency warrant agent will have no duty or responsibility in case of any default by us in the performance of our obligations under the currency warrant agreement or a currency warrant certificate, including any duty or responsibility to initiate any proceedings at law or otherwise or to make any demand upon us. Beneficial owners may, without the consent of the currency warrant agent, enforce by appropriate legal action, on their own behalf, their right to exercise, and to receive payment for, their currency warrants. Except as may otherwise be provided in the prospectus supplement or term sheet, each issue of currency warrants and the applicable currency warrant agreement will be governed by the laws of the State of New York.

 DESCRIPTION OF INDEXED WARRANTS AND OTHER WARRANTS

        We may issue (either separately or together with other offered securities) shelf warrants (the "offered shelf warrants"). Subject to compliance with applicable law, the offered shelf warrants may be issued for the purchase or sale of debt securities of, or guaranteed by, the United States or units of a stock index or stock basket (collectively, "exercise items"). Shelf warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in the prospectus supplement or term sheet. The shelf warrants will be issued under warrant agreements (each, a "shelf warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "shelf warrant agent"), identified in the prospectus supplement or term sheet.

        Because this section is a summary, it does not describe every aspect of the shelf warrants and shelf warrant agreement. We urge you to read the shelf warrant agreement because it, and not this description, defines your rights as a holder of shelf warrants. We have filed the form of shelf warrant agreement as an exhibit to the registration statement that we filed with the SEC, of which this prospectus forms a part. See "Where You Can Find More Information" for information on how to obtain a copy of the shelf warrant agreement. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

General

        You should read the prospectus supplement or term sheet for the material terms of the offered shelf warrants, including the following:

  •
  The title and aggregate number of the shelf warrants.

  •
  The material risk factors relating to the shelf warrants.

  •
  The exercise items that the shelf warrants represent the right to buy or sell.

  •
  The procedures and conditions relating to the exercise of the shelf warrants.

  •
  The date on which the right to exercise the shelf warrants will commence and the date on which this right will expire.

  •
  The national securities exchange on which the shelf warrants will be listed, if any.

  •
  Any other material terms of the shelf warrants.

        The prospectus supplement or term sheet will also set forth information concerning any other securities offered thereby and will contain a discussion of the United States federal income tax considerations relevant to the offering.

        If the shelf warrants relate to the purchase or sale of debt securities of, or guaranteed by, the United States, it is currently expected that the shelf warrants will be listed on a national securities exchange. The prospectus supplement or term sheet relating to the shelf warrants will describe the amount and designation of the debt securities covered by each shelf warrant, whether the shelf warrants provide for cash settlement or delivery of the shelf warrants upon exercise and the national securities exchange, if any, on which the shelf warrants will be listed.

        If the shelf warrants relate to the purchase or sale of a unit of a stock index or a stock basket, the shelf warrants will provide for payment of an amount in cash determined by reference to increases or decreases in the stock index or stock basket. It is currently expected that these shelf warrants will be listed on a national securities exchange. The prospectus supplement or term sheet relating to the shelf warrants will describe the terms of the shelf warrants, the stock index or stock basket covered by the shelf warrants and the market to which the stock index or stock basket relates and the national securities exchange, if any, on which the shelf warrants will be listed.

        Shelf warrant certificates:

  •
  may be exchanged for new shelf warrant certificates of different authorized denominations;

  •
  if in registered form, may be presented for registration of transfer; and

  •
  may be exercised at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement or term sheet.

        Shelf warrants may be issued in the form of a single global shelf warrant certificate registered in the name of the nominee of the depositary of the shelf warrants, or may initially be issued in the form of definitive certificates that may be exchanged, on a fixed date, or on a date or dates selected by us, for an interest in a global shelf warrant certificate, as set forth in the applicable prospectus supplement or term sheet. Prior to the exercise of their shelf warrants, holders thereof will not have any rights under the warrants:

  •
  to purchase or sell any debt securities of, or guaranteed by, the United States or to receive any settlement value therefor; or

  •
  to receive any settlement value in respect to any unit of a stock index or stock basket.

Exercise of Shelf Warrants

        Each offered shelf warrant will entitle the holder to purchase or sell such amount of debt securities of, or guaranteed by, the United States at the exercise price, or receive the settlement value in respect of a stock index or stock basket, as shall in each case be set forth in, or calculable from, the prospectus supplement or term sheet relating to the shelf warrants or as otherwise set forth in the prospectus supplement or term sheet. Shelf warrants may be exercised at any time on the dates set forth in the prospectus supplement or term sheet relating to the shelf warrants or as may be otherwise set forth in the prospectus supplement or term sheet. Unless otherwise provided in the applicable prospectus supplement or term sheet, after the close of business on the applicable expiration date (as that date may be extended by us), unexercised shelf warrants will be void.

        Unless otherwise provided in the prospectus supplement or term sheet, offered shelf warrants may be exercised by delivery of a properly completed shelf warrant certificate to the shelf warrant agent and, if required and if the shelf warrant does not provide for cash settlement, payment of the amount required to purchase the exercise items purchasable upon exercise. Shelf warrants will be deemed to have been exercised upon receipt of the shelf warrant certificate and any payment, if applicable, at the corporate trust office of the shelf warrant agent or any other office indicated in the prospectus supplement or term sheet and we will, as soon as practicable thereafter, buy or sell the debt securities of, or guaranteed by, the United States or pay the settlement value therefor. If fewer than all of the shelf warrants represented by the shelf warrant certificate are exercised, a new shelf warrant certificate will be issued for the remaining shelf warrants. The holder of an offered shelf warrant will be required to pay any tax or other governmental charge that may be imposed.

Modifications

        The shelf warrant agent and we may modify or amend a shelf warrant agreement and the terms of the shelf warrants issued thereunder with the consent of the owners of not less than a majority in number of the then outstanding unexercised shelf warrants affected thereby, provided that no modification or amendment that decreases the exercise price in the case of put warrants, increases the exercise price in the case of call warrants, shortens the period of time during which the shelf warrants may be exercised or otherwise materially and adversely affects the exercise rights of the holders of the shelf warrants or reduces the number of outstanding shelf warrants the consent of whose owners is required for modification or amendment of the shelf warrant agreement or the terms of the shelf warrants, may be made without the consent of each owner affected thereby.

        A shelf warrant agreement and the terms of the shelf warrants issued thereunder may also be amended by the shelf warrant agent and us, without the consent of the holders or the owners, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, for the purpose of appointing a successor depositary, for the purpose of issuing shelf warrants in definitive form, or in any other manner that we may deem necessary or desirable and that will not materially and adversely affect the interests of the owners.

Risk Factors Relating to the Shelf Warrants

        The shelf warrants may entail significant risks, including, without limitation, the possibility of significant fluctuations in the market for the applicable exercise item, potential illiquidity in the secondary market and the risk that they will expire worthless. These risks will vary depending on the particular terms of the shelf warrants and will be more fully described in the prospectus supplement or term sheet.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK

        Deere & Company's authorized capital stock consists of (i) 1,200,000,000 shares of common stock, $1.00 par value per share, and (ii) 9,000,000 shares of preferred stock, $1.00 par value per share. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

        On July 31, 2011, we had outstanding:

  •
  413,924,013 shares of common stock, and

  •
  employee stock options to purchase an aggregate of 17,005,218 shares of common stock (of which options to purchase an aggregate of 11,318,467 shares of common stock were currently exercisable).

        No preferred stock had been issued as of the date of this prospectus.

        Because this section is a summary, it does not describe every aspect of our capital stock. We urge you to read our restated certificate of incorporation and bylaws. We have filed our certificate of incorporation and bylaws with the SEC. See "Where You Can Find More Information" for more information on how to obtain copies of these documents.

Common Stock

        Subject to the rights of the holders of any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available therefor. See also "Description of Preferred Stock—Dividends." Certain of our credit agreements contain provisions limiting the equipment operations debt to consolidated capital ratio. "Equipment operations" are our worldwide agriculture and turf operations and construction and forestry operations. Under these provisions, our excess debt capacity at July 31, 2011 was approximately $15.7 billion.

        Each holder of common stock is entitled to one vote for each share held on all matters voted upon by our stockholders, including the election of directors. The common stock does not have cumulative voting rights. Election of directors is decided by the holders of a majority of the shares entitled to vote and present in person or by proxy at a meeting for the election of directors. See "Description of Preferred Stock—Voting Rights" for a discussion of the voting rights of any preferred stock that might be issued in the future.

        In the event of our voluntary or involuntary liquidation, dissolution or winding up, after the payment or provision for payment of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of our common stock are entitled to share ratably in our remaining assets.

        The outstanding shares of our common stock are, and any shares of common stock offered under this prospectus and a prospectus supplement or term sheet, upon issuance and payment therefor, will be, fully paid and non-assessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.

        Our common stock is listed on the New York Stock Exchange (symbol "DE"). The transfer agent and registrar is The Bank of New York Mellon.

        Board of Directors.    In February, 2010 stockholders approved an amendment to our restated certificate of incorporation to provide for the annual election of directors. Beginning in 2013, all members of the Board will be elected annually. Directors elected to three year and two year terms prior to the effective date of the amendment will complete those terms.

        Delaware General Corporation Law Section 203.    We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware ("Delaware Section 203"), the "business combination" statute. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares described in Delaware Section 203); or

  •
  on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

        "Business combination" is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to a stockholder. An "interested stockholder" is defined generally as a person who, together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation's voting stock. Our certificate of incorporation does not exclude us from the restrictions imposed under Delaware Section 203 and Delaware Section 203 could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement or term sheet relating to such stock purchase contracts and/or stock purchase units. In this section, the terms "we," "our," "ourselves" and "us" mean Deere & Company alone.

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

        The stock purchase contracts may be issued separately or as a part of units ("stock purchase units"), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders' obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

        We may sell the offered securities:

  •
  through agents;

  •
  to or through underwriters; or

  •
  directly to other purchasers.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

        We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

        We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

        If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

        In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member will not exceed 8% of the aggregate amount of the offering proceeds from the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Luxembourg Selling Restrictions

        The guaranteed debt securities may not be offered or sold to the public within the territory of the Grand-Duchy of Luxembourg unless:

  (i)
  a prospectus has been duly approved by the Commission de Surveillance du Secteur Financier (the "CSSF") (pursuant to the Luxembourg law of July 10, 2005 on prospectuses for securities (the "Luxembourg Prospectus Law") and implementing Prospectus Directive EC 2003/71 (the "Prospectus Directive")) if Luxembourg is the home member state as defined under the Luxembourg Prospectus Law; or

  (ii)
  if Luxembourg is not the home member state, the CSSF has been notified by the competent authority in the home member state that a prospectus in relation to the guaranteed debt securities has been duly approved in accordance with the Prospectus Directive; or

  (iii)
  the offer of guaranteed debt securities benefits from an exemption to or constitutes a transaction not subject to, the requirement to publish a prospectus pursuant to the Luxembourg Prospectus Law.

 LEGAL OPINIONS

        The validity of the securities will be passed upon for us by Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, for John Deere Funding S.A. by Clifford Chance, 2-4 Place De Paris, B.P. 1147, L-1011 Luxembourg, Grand Duchy of Luxembourg and for any underwriters, dealers or agents by Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019.

EXPERTS

        The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Deere & Company's Annual Report on Form 10-K for the year ended October 31, 2010, and the effectiveness of Deere & Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

DEERE & COMPANY
JOHN DEERE FUNDING S.A.

PROSPECTUS

September 15, 2011

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder.

SEC registration fee	*
Printing	$55,000
Legal fees and expenses	$475,000
Accounting fees	$15,000
Trustees fees	$66,000
Blue sky fees and expenses	$10,000
Rating agency fees	$595,000
Miscellaneous	$14,000
Total	$1,230,000

*
Because this registration statement covers an indeterminate amount of securities, the SEC registration fee is not currently determinable. Such fee is deferred in accordance with Rule 456(b) and will be calculated in accordance with Rule 457(r) under the Securities Act.

Item 15.    Indemnification of Directors and Officers.

Deere & Company

        Section 145 of the General Corporation Law of Delaware authorizes Deere & Company to indemnify persons who serve as directors or officers of the Registrant at the request of Deere & Company under specified circumstances. Article seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons under certain circumstances.

        Deere & Company has contracts of indemnification with its directors and officers providing that they shall be indemnified to the fullest extent permitted by law. The contracts also provide: (1) that, in the event of a change in control, determinations concerning indemnification shall thereafter be made by independent counsel, instead of the board of directors; (2) that, if indemnification is not available, in whole or in part, contribution shall be paid by Deere & Company in a proportion based upon the relative benefits to, and relative fault of, the registrant and the director or officer in the action or inaction, and other equitable considerations; and (3) that any legal action, brought by or on behalf of Deere & Company against any director or officer party to such contract, shall be brought within the shorter of two years from the date of accrual of such cause of action or the applicable period of limitations for such cause of action.

        The directors and officers of Deere & Company are insured, under policies of insurance maintained by Deere & Company, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

        The underwriting agreement basic provisions will provide for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between Deere & Company and groups of underwriters on past occasions.

John Deere Funding S.A.

        Article 13 of the Articles of Association of John Deere Funding S.A. permits John Deere Funding S.A. to provide certain indemnifications to its directors and officers, except if the director or officer is finally adjudged to be liable for gross negligence or misconduct.

        Under Luxembourg law obtaining insurance on directors is permitted. Insurance in respect of any liability resulting from intentional misconduct cannot normally be obtained.

        Section 145 of the General Corporation Law of Delaware authorizes Deere & Company to indemnify persons who serve as directors of John Deere Funding S.A. at the request of Deere & Company under specified circumstances. Article seventh of the restated certificate of incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons under certain circumstances.

Deere & Company and John Deere Funding S.A.

        Section 6 of the underwriting agreement basic provisions to be filed as a part of exhibits 1.1, 1.2, 1.3 and 1.4 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of Deere & Company and/or John Deere Funding S.A., as the case may be, by the underwriters and for indemnification of each underwriter and its controlling persons by Deere & Company and/or John Deere Funding S.A., against certain liabilities. Similar provisions are contained in agreements entered into between Deere & Company and groups of underwriters on past occasions.

Item 16.    List of Exhibits.

        The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (iv)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (v)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on September 15, 2011.

DEERE & COMPANY
By:	/s/ SAMUEL R. ALLEN Samuel R. Allen Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person signing below also hereby appoints Samuel R. Allen, James M. Field and Gregory R. Noe, and each of them singly, as his or her lawful attorney-in-fact with full power to execute and file any and all amendments to this registration statement together with exhibits thereto and generally to do all such things as such attorney-in-fact may deem appropriate to enable Deere & Company to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title	Date

/s/ SAMUEL R. ALLEN Samuel R. Allen	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2011
/s/ CRANDALL C. BOWLES Crandall C. Bowles	Director	September 15, 2011
/s/ VANCE D. COFFMAN Vance D. Coffman	Director	September 15, 2011
/s/ JAMES M. FIELD James M. Field	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2011
/s/ CHARLES O. HOLLIDAY, JR. Charles O. Holliday, Jr.	Director	September 15, 2011
/s/ DIPAK C. JAIN Dipak C. Jain	Director	September 15, 2011

Name	Title	Date

/s/ CLAYTON M. JONES Clayton M. Jones	Director	September 15, 2011
/s/ JOACHIM MILBERG Joachim Milberg	Director	September 15, 2011
/s/ RICHARD B. MYERS Richard B. Myers	Director	September 15, 2011
/s/ THOMAS H. PATRICK Thomas H. Patrick	Director	September 15, 2011
/s/ AULANA L. PETERS Aulana L. Peters	Director	September 15, 2011
/s/ DAVID B. SPEER David B. Speer	Director	September 15, 2011

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on September 15, 2011.

JOHN DEERE FUNDING S.A.
By:	/s/ MARIE Z. ZIEGLER Marie Z. Ziegler Director and Chairman

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        Each person signing below also hereby appoints Marie Z. Ziegler, Thomas C. Spitzfaden and Gregory R. Noe, and each of them singly, as his or her lawful attorney-in-fact with full power to execute and file any and all amendments to this registration statement together with exhibits thereto and generally to do all such things as such attorney-in-fact may deem appropriate to enable John Deere Funding S.A. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title	Date

/s/ NILS C. JAEGER Nils C. Jaeger	Director	September 15, 2011
/s/ THOMAS C. SPITZFADEN Thomas C. Spitzfaden	Director	September 15, 2011
/s/ MARK J. THEIS Mark J. Theis	Director	September 15, 2011
/s/ JEFFREY A. TRAHAN Jeffrey A. Trahan	Director	September 15, 2011
/s/ ROLF ZELMER Rolf Zelmer	Director (Principal Accounting Officer)	September 15, 2011
/s/ MARIE Z. ZIEGLER Marie Z. Ziegler	Director (Principal Executive Officer and Principal Financial Officer)	September 15, 2011

EXHIBIT INDEX

Exhibit
**1.1	Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities and warrants to purchase Debt Securities
**1.2	Proposed form of terms agreement and underwriting agreement basic provisions for Equity Securities (domestic tranche)
**1.3	Proposed form of terms agreement and underwriting agreement basic provisions for Equity Securities (international tranche)
**1.4	Proposed form of terms agreement and underwriting agreement basic provisions for Guaranteed Debt Securities of John Deere Funding S.A.
*4.1
Indenture dated as of September 25, 2008 between Deere & Company, as issuer and The Bank of New York Mellon, as trustee (Exhibit 4.1 to Deere & Company's registration statement on Form S-3 File No. 333-153704)
*4.2
Indenture dated as of September 25, 2008 among John Deere Funding S.A., as issuer, Deere & Company, as guarantor and The Bank of New York Mellon, as trustee (Exhibit 4.2 to Deere & Company's registration statement on Form S-3 File No. 333-153704)
*4.3	Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.5 to Deere & Company's registration statement on Form S-3 File No. 033-54149)
*4.4	Proposed form of deposit agreement (including proposed form of depositary receipt) (Exhibit 4.12 to Deere & Company's registration statement on Form S-3 File No. 033-54149)
*4.5	Proposed form of common stock warrant agreement (Exhibit 4.6 to Deere & Company's registration statement on Form S-3 File No. 33-54149)
*4.6	Proposed form of currency warrant agreement (including proposed form of currency warrant certificate) (Exhibit 4.4 to Deere & Company's registration statement on Form S-3 File No. 33-46513)
*4.7	Proposed form of shelf (other) warrant agreement (including proposed form of shelf (other) warrant certificate) (Exhibit 4.5 to Deere & Company's registration statement on Form S-3 File No. 33-46513)
**4.8	Form of stock purchase contract (including form of stock purchase contract certificate) and, if applicable, pledge agreement.
***5.1	Opinion of Shearman & Sterling LLP
***5.2	Opinion of Clifford Chance
*12	Deere & Company and Consolidated Subsidiaries—Computation of Ratio of Earnings to Fixed Charges (Exhibit 12 to Form 10-Q of Deere & Company for the quarter ended July 31, 2011; File No. 001-04121)
***23.1	Consent of Deloitte & Touche LLP
***23.2	Consent of Shearman & Sterling LLP (included in their opinion filed as Exhibit 5.1)
***23.3	Consent of Clifford Chance (included in their opinion filed as Exhibit 5.2)
***24.1	Power of Attorney of Deere & Company (included on the signature page to the Registration Statement)

Exhibit
***24.2	Power of Attorney of John Deere Funding S.A. (included on the signature page to the Registration Statement)
***25.1	Statement of eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939 on Form T-1 relating to the Deere indenture
***25.2	Statement of eligibility of The Bank of New York Mellon under the Trust Indenture Act of 1939 on Form T-1 relating to the guaranteed debt indenture
99	None

*
Incorporated by reference.

**
To be filed as an exhibit to a Current Report on Form 8-K by Deere & Company in connection with a specific offering.

***
Filed herewith.